Execution Version STOCK PURCHASE AGREEMENT among ARCTIC SOLUTIONS, INC., as the Company, BIOLIFE SOLUTIONS, INC., as the Seller, and STANDEX INTERNATIONAL CORPORATION, as the Buyer Dated as of November 14, 2024

i TABLE OF CONTENTS Page ARTICLE I DEFINITIONS ............................................................................................................1 Section 1.1 Certain Defined Terms ............................................................................. 1 Section 1.2 Table of Definitions ................................................................................. 9 ARTICLE II PURCHASE AND SALE ........................................................................................11 Section 2.1 Purchase and Sale of the Shares............................................................. 11 Section 2.2 Closing ................................................................................................... 11 Section 2.3 Purchase Price Adjustments ................................................................... 12 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER ........................15 Section 3.1 Organization; Qualification; Authority .................................................. 15 Section 3.2 No Conflict; Required Filings and Consents ......................................... 16 Section 3.3 Shares ..................................................................................................... 16 Section 3.4 Brokers ................................................................................................... 17 ARTICLE IV REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY......................................................................................................17 Section 4.1 Organization and Qualification .............................................................. 17 Section 4.2 Authority ................................................................................................ 17 Section 4.3 No Conflict; Required Filings and Consents ......................................... 18 Section 4.4 Capitalization ......................................................................................... 18 Section 4.5 Equity Interests ...................................................................................... 19 Section 4.6 Financial Statements; No Undisclosed Liabilities ................................. 19 Section 4.7 Absence of Certain Changes or Events .................................................. 19 Section 4.8 Compliance with Law; Permits .............................................................. 20 Section 4.9 Litigation ................................................................................................ 21 Section 4.10 Employee Benefit Plans ......................................................................... 21 Section 4.11 Labor and Employment Matters ............................................................ 22 Section 4.12 Insurance ................................................................................................ 22 Section 4.13 Real and Personal Property .................................................................... 22 Section 4.14 Intellectual Property; IT Systems; Privacy and Data Security ............... 23 Section 4.15 Taxes ...................................................................................................... 25 Section 4.16 Environmental Matters........................................................................... 26 Section 4.17 Material Contracts .................................................................................. 27 Section 4.18 Top Customers and Top Vendors .......................................................... 28 Section 4.19 Anti-Corruption Laws; Export Controls ................................................ 28 Section 4.20 Warranties; Products Liability ............................................................... 29 Section 4.21 Affiliate Transactions............................................................................. 29 Section 4.22 Brokers ................................................................................................... 30

TABLE OF CONTENTS (Continued) Page ii Section 4.23 Exclusivity of Representations and Warranties ..................................... 30 ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BUYER ..........................30 Section 5.1 Organization and Qualification .............................................................. 30 Section 5.2 Authority ................................................................................................ 31 Section 5.3 No Conflict; Required Filings and Consents ......................................... 31 Section 5.4 Litigation ................................................................................................ 32 Section 5.5 Brokers ................................................................................................... 32 Section 5.6 Investment Intent ................................................................................... 32 Section 5.7 No Additional Representations; Buyer’s Investigation and Reliance ................................................................................................. 32 ARTICLE VI COVENANTS ........................................................................................................34 Section 6.1 Covenants Regarding Information ......................................................... 34 Section 6.2 Confidentiality ....................................................................................... 34 Section 6.3 Public Announcements .......................................................................... 34 Section 6.4 Employee Benefits ................................................................................. 35 Section 6.5 Directors’ and Officers’ Indemnification ............................................... 35 Section 6.6 Restrictive Covenants ............................................................................ 36 Section 6.7 Certain Loan Payoffs ............................................................................. 37 ARTICLE VII TAX MATTERS ...................................................................................................37 Section 7.1 Preparation of Returns ........................................................................... 37 Section 7.2 Tax Cooperation and Exchange of Information ..................................... 37 Section 7.3 Conveyance Taxes ................................................................................. 38 Section 7.4 Post-Closing Tax Actions ...................................................................... 38 Section 7.5 Tax Refunds ........................................................................................... 38 Section 7.6 Tax Treatment of Certain Payments ...................................................... 38 Section 7.7 Transaction Tax Deductions .................................................................. 38 Section 7.8 VDAs ..................................................................................................... 38 Section 7.9 Controversies ......................................................................................... 39 Section 7.10 Conflicts ................................................................................................. 40 ARTICLE VIII INDEMNIFICATION ..........................................................................................40 Section 8.1 Survival of Representations, Warranties and Covenants ....................... 40 Section 8.2 Indemnification by the Seller ................................................................. 40 Section 8.3 Indemnification by the Buyer ................................................................ 41 Section 8.4 Procedures .............................................................................................. 41 Section 8.5 Limits on Indemnification...................................................................... 43

TABLE OF CONTENTS (Continued) Page iii Section 8.6 Order of Recovery.................................................................................. 44 Section 8.7 Assignment of Claims ............................................................................ 45 Section 8.8 Release of Indemnity Escrow Funds ...................................................... 45 Section 8.9 Exclusivity ............................................................................................. 46 ARTICLE IX GENERAL PROVISIONS .....................................................................................46 Section 9.1 Fees and Expenses ................................................................................. 46 Section 9.2 Amendment and Modification ............................................................... 46 Section 9.3 Waiver; Extension .................................................................................. 46 Section 9.4 Notices ................................................................................................... 46 Section 9.5 Interpretation .......................................................................................... 47 Section 9.6 Entire Agreement ................................................................................... 48 Section 9.7 Parties in Interest.................................................................................... 48 Section 9.8 Governing Law ...................................................................................... 48 Section 9.9 Submission to Jurisdiction ..................................................................... 49 Section 9.10 Disclosure Generally .............................................................................. 49 Section 9.11 Assignment; Successors ......................................................................... 49 Section 9.12 Enforcement ........................................................................................... 50 Section 9.13 Currency ................................................................................................. 50 Section 9.14 Severability ............................................................................................ 50 Section 9.15 Waiver of Jury Trial ............................................................................... 50 Section 9.16 Counterparts ........................................................................................... 50 Section 9.17 Electronic, Facsimile or .pdf Signature.................................................. 51 Section 9.18 Time of Essence ..................................................................................... 51 Section 9.19 Legal Representation ............................................................................. 51 Section 9.20 No Presumption Against Drafting Party ................................................ 52 Section 9.21 Prevailing Party ...................................................................................... 52

STOCK PURCHASE AGREEMENT STOCK PURCHASE AGREEMENT, dated as of November 14, 2024 (this “Agreement”), among BioLife Solutions, Inc., a Delaware corporation (the “Seller”), Arctic Solutions, Inc., a Delaware corporation (the “Company”), and Standex International Corporation, a Delaware corporation (the “Buyer”). RECITALS A. The Seller owns all of the issued and outstanding shares of the Company’s common stock, par value $0.001 per share (collectively, the “Shares”). B. The Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, the Shares. AGREEMENT In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows: ARTICLE I DEFINITIONS Section 1.1 Certain Defined Terms. For purposes of this Agreement: “Action” means any claim, action, suit, arbitration, litigation, investigation or proceeding by or before any Governmental Authority. “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. “Ancillary Agreements” means the Escrow Agreement, the Transition Services Agreement and the Sublease Agreement. “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York. “Buyer Material Adverse Effect” means any effect (as defined below in the definition of Material Adverse Effect) that would, or would reasonably be expected to, prevent, materially delay or materially impede the performance by the Buyer of its obligations under this Agreement or the consummation of the transactions contemplated hereby. “Cash” means, as of a specified date, the aggregate amount of cash (including, for the avoidance of doubt, any restricted cash), cash equivalents, cash deposited with third parties to secure surety bonds, performance bonds, letters of credit or similar obligations, and marketable

2 securities of the Company, net of uncleared checks outstanding and pending wire transfers, in each case determined in accordance with GAAP. “Change of Control” means (i) the consummation of any transaction by the Seller the result of which is that any Person or “group” (as defined in the Securities Exchange Act of 1934, as amended), becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the voting stock of the Seller, measured by voting power rather than number of shares, units or the like; provided, that a transaction in which the Seller becomes a direct or indirect Subsidiary of another Person shall not constitute a Change of Control if, immediately following such transaction, the Persons who were beneficial owners of the voting stock of the Seller immediately prior to such transaction beneficially own, directly or indirectly, fifty percent (50%) or more of the total voting power of the voting stock of such other Person of whom the Seller has become a direct or indirect Subsidiary, or (ii) the sale, transfer, lease or license, whether in a single transaction or pursuant to a series of related transaction, of assets or businesses constituting all or substantially all of the assets or businesses of the Seller and its Subsidiaries, taken as a whole, in a transaction other than as described in the foregoing clause (ii). “Code” means the Internal Revenue Code of 1986, as amended through the date hereof. “Commercial Agreement” means any Contract entered into in the ordinary course of business, the primary subject matter of which is not Taxes. “Contract” means any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or legally binding obligation. “control,” including the terms “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by Contract or otherwise. “Conveyance Taxes” means sales, use, commercial activity, value-added, transfer, stamp, stock transfer, property transfer and similar Taxes. “COVID-19” means the COVID-19 pandemic, including any evolutions or mutations of the COVID-19 disease, any “second” or “subsequent” waves and any further epidemics or pandemics arising therefrom. “COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction (or any other measures affecting the compensation or benefits of Company Employees), reduced capacity, social distancing, shut down, closure, sequester, safety or similar Law, directive or guidelines promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the Coronavirus Aid, Relief and Economic Security Act, as may be amended, and the Families First Coronavirus Response Act, as may be amended.

3 “Encumbrance” means any charge, claim, mortgage, lien, option, pledge, security interest or other restriction of any kind. “Enterprise Value” means $6,145,000. “Escrow Agent” means Truist Bank. “Escrow Agreement” means the Escrow Agreement, dated the date hereof, by and among the Seller, the Buyer and the Escrow Agent. “Estimated Purchase Price” means (i) the Enterprise Value, plus (ii) the Estimated Cash, plus (iii) the Working Capital Overage, if any, minus (iv) the Estimated Indebtedness, minus (v) the Working Capital Underage, if any, minus (vi) the Estimated Transaction Expenses, minus (vii) the Indemnity Escrow Amount. “Fraud” means, with respect to any Person, the making of a statement of fact in the express representations and warranties set forth in this Agreement with the intent to deceive another Person and requires (i) a false representation of material fact; (ii) with knowledge that such representation is false; (iii) with an intention to induce the Person to whom such representation is made to act or refrain from acting in reliance upon it; (iv) causing such Person, in justifiable reliance upon such false representation, to take or refrain from taking action; and (v) causing such Person to suffer damage by reason of such action or inaction. For the avoidance of doubt, (x) the term “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud) based on negligence or recklessness, and (y) only the Person who committed a Fraud and made the applicable representation and warranty shall be responsible for such Fraud and only to the party alleged to have suffered from such alleged Fraud. “GAAP” means United States generally accepted accounting principles as in effect on the date hereof. “Governmental Authority” means any United States or non-United States national, federal, state or local governmental, regulatory or administrative authority, agency or commission or any judicial or arbitral body. “Indebtedness” means, as of a specified date and without duplication, (i) all indebtedness of the Company for borrowed money, (ii) all obligations of the Company evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company (to the extent applicable conditions to such payment are satisfied (other than the passage of time)), (iv) all capitalized lease obligations (calculated in accordance with GAAP of the Company), (v) any net payment obligations under any interest rate or currency swaps, caps or other derivatives or hedging arrangements, to the extent payable as a result of the consummation of the transactions contemplated by this Agreement, (vi) all indebtedness of a type referred to in clauses (i) through (v) above of other Persons guaranteed by the Company and (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property owned by the Company (calculated, in the case of indebtedness for

4 which recourse is limited solely to the property subject to the applicable Encumbrance, as an amount equal to the lesser of (A) the value (as determined in good faith by the Company) of the property of the Company subject to such Encumbrance securing such indebtedness and (B) the amount of such indebtedness) and (viii) the accrued liabilities set forth on Schedule 1.1(a) hereto, to the extent not otherwise included in clauses (i) through (vii) above; provided, however, that Indebtedness shall not include (A) any obligations owed with respect to surety bonds, performance bonds, letters of credit or similar obligations (in each case, unless and except to the extent actually drawn) and (B) any trade payables incurred in the ordinary course of business; provided further that for purposes of Article II, Indebtedness shall be calculated as set forth in the applicable clause (i) through (vii) above or, where the method of calculation is not specified, in accordance with GAAP, to the extent applicable. “Indemnity Escrow Account” means the account with the Escrow Agent into which the Indemnity Escrow Amount is deposited. “Indemnity Escrow Amount” means $614,500 representing ten percent (10%) of the Enterprise Value. “Indemnity Escrow Funds” means, at any time, the portion of the Indemnity Escrow Amount then remaining in the Indemnity Escrow Account (which, for purposes of clarity, shall not include any interest accrued on the Indemnity Escrow Amount, such interest to be distributed at regular intervals to the Seller in accordance with the Escrow Agreement). “Intellectual Property” means all intellectual property rights arising under the Laws of the United States or any other jurisdiction with respect to the following: (i) trade names, trademarks and service marks (registered and unregistered), domain names, trade dress and similar rights and applications to register any of the foregoing (collectively, “Marks”); (ii) patents and patent applications and rights in respect of utility models or industrial designs (collectively, “Patents”); (iii) copyrights and registrations and applications therefor (collectively, “Copyrights”); and (iv) know-how, inventions, discoveries, methods, processes, technical data, specifications, research and development information, technology, data bases and other proprietary or confidential information, including customer lists, in each case that derives economic value from not being generally known to other Persons who can obtain economic value from its disclosure, but excluding any Copyrights or Patents that cover or protect any of the foregoing. “IRS” means the Internal Revenue Service of the United States. “Knowledge” means (i) with respect to the Company, the actual (but not constructive or imputed) knowledge of any of the Persons listed on Schedule 1.1(b) as of the date of this Agreement, after due inquiry, and (ii) with respect to the Buyer, the actual (but not constructive or imputed) knowledge of the Persons listed in Schedule 1.1(c) as of the date of this Agreement, after due inquiry. For purposes of this Agreement, “due inquiry” means that such individual has made reasonable investigation or review into the subject matter, including, but not limited to: (a) consulting with officers, directors, employees or consultants of such party who are reasonably expected to knowledge or information about the matter; (b) reviewing relevant documents, records and reports in relation to the matter in question; and (c) engaging in any

5 other inquiries or investigations a reasonable person in a similar position would undertake to ensure accurate understanding of the matter. “Law” means any statute, law, ordinance, regulation, rule, code, injunction, judgment, writ, award, decree or order of any Governmental Authority. “Leased Real Property” means the real property leased by the Company as tenant, together with, to the extent leased by the Company, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company relating to the foregoing. “Material Adverse Effect” means any fact, change, event, circumstance, occurrence, effect or development (an “effect”) that has, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company; provided, however, that a Material Adverse Effect will not include or be deemed to result from any effect, either alone or in combination with any other effect, directly or indirectly, arising out of, relating to or attributable to (and none of the following shall be taken into account in determining whether there has been or will be a Material Adverse Effect): any effect (i)(A) generally affecting (1) the economy or political, social, regulatory, business, economic, financial, credit, commodity or capital market conditions in the United States or any other country or region in the world, in each case including changes in interest or exchange rates, monetary policy or inflation, or (2) the industries in which the Company operates, or (B) to the extent arising out of, resulting from or attributable to (1) acts of war (whether or not declared), military activity, acts of armed hostility, civil disobedience, riots, sabotage, cyberattacks, terrorism or other international or national calamity or any worsening or escalation of such conditions, (2) any hurricane, tropical storm, tropical depression, earthquake, flood or other natural disaster, acts of God, weather-related events, force majeure events or other comparable events, or (3) any actual or potential, complete or partial, sequester, stoppage, shutdown, default or similar event or occurrence by or involving any Governmental Authority affecting a national, federal, state or local government; provided that, with respect to this clause (i), only to the extent that such effect does not have a material and disproportionate adverse effect on the Company compared to other participants in the industries in which the Company operates (in which case, only the incremental material and disproportionate adverse effect may be taken into account in determining whether there has been or will be a Material Adverse Effect); or (ii) to the extent arising out of, resulting from or attributable to (A) the negotiation, execution or announcement of this Agreement or the Ancillary Agreements, including any Action resulting therefrom, any reduction in revenues resulting therefrom, any impact on relationships with Governmental Authorities, vendors, customers, employees, financing sources, partners or similar relationships resulting therefrom, (B) any change resulting or arising from the identity of, or any facts or circumstances relating to, the Buyer or any of its Affiliates, (C) the compliance with the terms of this Agreement or any Ancillary Agreement or the taking of any action (or the omission of any action) required or contemplated by this Agreement or any Ancillary Agreement or otherwise at the request or with the consent of the Buyer, (D) any item set forth in the Disclosure Schedules, (E) any adoption, proposal or implementation of, or change or prospective change in, any applicable Law, or other state or federal regulatory requirement after the date of this Agreement or any interpretation or enforcement thereof by any Governmental Authority, (F) any change or prospective change in GAAP or in accounting standards after the date of this Agreement or any interpretation or

6 enforcement thereof by any Governmental Authority, (G) any failure by the Company to meet any estimates of revenues, earnings, projections or other indicia of performance, whether published, internally prepared or provided to the Buyer or any of its representatives; provided that this clause (ii)(G) shall not prevent a determination that any effect underlying such failure to meet estimates or other indicia of performance has resulted in a Material Adverse Effect (to the extent such effect is not otherwise excluded from this definition of Material Adverse Effect), or (H) any epidemic, pandemic or disease outbreak (including COVID-19) or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations thereof. In addition, a Material Adverse Effect shall not be deemed to have occurred if the Buyer or its Affiliates has Knowledge, prior to asserting the occurrence of a Material Adverse Effect, of the effect having such a material adverse effect on the business, financial condition or results of operations of the Company. “Net Working Capital” means as at a specified date and without duplication, an amount (which may be positive or negative) equal to (i) the aggregate trade accounts receivable of the Company (net of allowances and excluding any prepaid expenses) plus (ii) net inventory of the Company minus (iii) the aggregate trade accounts payable of the Company (excluding any accrued liabilities), and including only the line items and applying the procedures and adjustments set forth in the example calculation included in Schedule 1.1(d) under the caption “Net Working Capital” (which is provided for purposes of illustrating such line items, procedures and adjustments only). “Permitted Encumbrance” means any (i) mechanics’, carriers’, workmen’s, repairmen’s or other like Encumbrances arising or incurred in the ordinary course of business, (ii) solely with respect to personal property, Encumbrances arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) Encumbrances for Taxes, assessments or other governmental charges and levies that are not due and payable or that may thereafter be paid without interest or penalty, or that are being contested in good faith by appropriate proceedings, (iv) Encumbrances arising in connection with the Material Contracts, (v) easements, covenants, conditions, rights-of-way leases, restrictions and other similar charges and encumbrances or other minor title defects that would not reasonably be expected to materially impair the continued use and operation of the assets to which they relate or the business of the Company as presently conducted, (vi) zoning, building, land use and other similar Laws, (vii) Encumbrances that have been placed by any developer, owner, landlord or other third party either on any Leased Real Property or on any property that the Company has easement rights, or any subordination or similar agreements relating thereto, (viii) nonexclusive licenses of Intellectual Property granted in the ordinary course of business, (ix) Encumbrances that will be released at or prior to the Closing, (x) Encumbrances arising under worker’s compensation, unemployment insurance, social security, retirement and similar Laws, (xi) Encumbrances created by or at the request of the Buyer or its Affiliates, (xii) Encumbrances placed by landlords or lessors on any properties or assets owned by them and leased to a third party, (xiii) Encumbrances to secure landlords or lessors pursuant to the terms of any lease or license, (xiv) transfer restrictions under applicable securities Laws, (xv) Encumbrances on Cash that constitutes restricted cash or that is otherwise supporting any surety bonds, performance bonds, letters of credit or similar obligations, (xvi) Encumbrances set forth in Schedule 1.1(e) and (xvii) other imperfections of title or encumbrances that do not, individually or in the aggregate, materially impair the continued use and operation of the

7 properties and assets to which they relate in the conduct of the business of the Company as presently conducted. “Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing. “PII” means any information that specifically identifies, or is capable of identifying, any individual Person, whether a living or dead, including any information that could be associated with such individual, such as an address, e-mail address, telephone number, health information, financial information, drivers’ license number, location information, or government issued identification number. “Pre-Closing Tax Period” means any Tax Period ending before the Closing Date and the portion of any Straddle Period ending on the day before the Closing Date. “Pre-Closing Taxes” shall mean, without duplication, all Taxes for which the Company is liable (i) with respect to any Pre-Closing Tax Period (but excluding any Taxes attributable to transactions entered into or actions taken by the Buyer or the Company following the Closing), (ii) as a result of being a member of an affiliated, combined, unitary or similar group prior to the Closing, or (iii) as a transferee or successor, by Contract (other than any Commercial Agreement) or pursuant to any Law, rule or regulation, which Taxes relate to an event or transaction occurring before the Closing, in each case together with any interest, penalties and additions to Tax with respect to any of the foregoing (but excluding any interest, penalties and additions to Tax with respect to any of the foregoing to the extent arising from a breach by the Buyer or post-Closing, the Company, of their respective obligations under this Agreement). In the case of any Straddle Period: (x) exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions computed as if the day before the Closing Date was the last day of the Straddle Period) shall be allocated between the portion of the Straddle Period ending on the day before the Closing Date and the portion of the Straddle Period thereafter in proportion to the number of days in each such portion, (y) any Property Taxes for the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for such entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period, and (z) all other Taxes for the Pre-Closing Tax Period shall be determined based on an actual closing of the books used to calculate such Taxes as if such Tax Period ended as of the close of business on the day before the Closing Date; provided, that Transaction Tax Deductions shall be allocated to the Pre- Closing Tax Period. “Prohibited Party” means any Person (i) with whom dealings are restricted or prohibited by, or are sanctionable under, any Sanctions Laws, (ii) organized or resident in a Sanctioned Country or (iii) 50% or more owned or 50% or more of the voting securities of which are controlled by any such Person or Persons. “Property Taxes” means any real, personal and intangible property Taxes.

8 “Purchase Price” means the Estimated Purchase Price, as it may be adjusted in accordance with Section 2.3. “Representatives” means, with respect to any Person, the officers, directors, principals, employees, agents, auditors, advisors, attorneys, bankers and other representatives of such Person. “Restricted Business” means the manufacture and distribution of (i) liquid nitrogen freezers, including controlled rate freezers, and associated rack systems and (ii) rack and inventory storage systems for use in freezers and refrigerators for the medical, clinical, or academic research market segments; provided, that “Restricted Business” shall not include (i) any businesses conducted by the Seller or any of its Affiliates as of the date of this Agreement, including the SciSafe® and evo® businesses of the Seller and its Affiliates, or (ii) in the event of a Change of Control of the Seller, any business conducted by a new (by virtue of the Change of Control) Affiliate of the Seller as of the date of the Change of Control. “Return” means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes. “Sanctioned Country” means any country or territory that is the target of a comprehensive trade embargo by the U.S. Government. “Seller Material Adverse Effect” means any effect (as defined above in the definition of Material Adverse Effect) that would, or would reasonably be expected to, prevent, materially delay or materially impede the performance by the Seller of its obligations under this Agreement or the consummation of the transactions contemplated hereby. “Straddle Period” means any Tax Period beginning before the Closing Date and ending after or on the Closing Date. “Sublease Agreement” means the Sublease Agreement, dated the date hereof, by and between the Company and SAVSU Technologies, Inc. “Subsidiary” means, with respect to any Person, any other Person of which at least 50% of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such first Person. “Target Net Working Capital Range” means the range starting from $6,000,000, at the low end, and ending at $6,600,000, at the upper end. “Tax” or “Taxes” means any and all any federal, state, local or foreign income, gross receipts, license, payroll, employment, FICA, withholding, excise, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, franchise, profits, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, customs duties or other tax assessment or charge in the nature of a tax and imposed by any Governmental Authority, including any penalties, interest or additions to tax related thereto.

9 “Tax Period” means any period prescribed by any Governmental Authority for which a Return is required to be filed or a Tax is required to be paid. “Transaction Expenses” means, to the extent incurred prior to the Closing and not paid by the Seller, the Company or otherwise prior to the Closing, the aggregate amount of (i) all fees, costs and expenses payable by the Seller or the Company in connection with this Agreement or the transactions contemplated hereby (including the fees, costs and expenses of any financial advisor, legal counsel, accountant, agent, auditor, broker, expert or other advisor or consultant retained by or on behalf of the Company), (ii) all retention payments, transaction bonuses or other change of control or similar payments payable solely as a result of the consummation of the transactions contemplated hereby and (iii) the employer-paid portion of any payroll Taxes payable in connection with any payments described in the foregoing clause (ii) (the amounts described in clauses (ii) and (iii), collectively (but without duplication), the “Change of Control Payments”). For the avoidance of doubt, neither Transaction Expenses nor Change of Control Payments shall include (A) any amounts payable to Company Employees or consultants of the Company, in each case, as a result of any actions taken by the Buyer or any of its Affiliates after the Closing, (B) any fees, costs or expenses incurred by the Buyer or any of its Affiliates in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, whether or not billed or accrued (including any fees, costs and expenses of any financial advisor, legal counsel, accountant, agent, auditor, broker, expert or other advisor or consultant retained by or on behalf of the Buyer or any of its Affiliates), (C) any amounts included in the calculation of Closing Indebtedness or Closing Net Working Capital or (D) any fees, costs or expenses incurred by the Company after the Closing. “Transaction Tax Deductions” means any deductions or credits to which the Company is entitled as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements (including, for the avoidance of doubt, in respect of the payment, satisfaction or discharge of Closing Indebtedness and Transaction Expenses). “Working Capital Overage” shall exist when (and shall be equal to the amount by which) the Estimated Net Working Capital exceeds the high end of the Target Net Working Capital Range. “Working Capital Underage” shall exist when (and shall be equal to the amount by which) the low end of the Target Net Working Capital Range exceeds the Estimated Net Working Capital. Section 1.2 Table of Definitions. The following terms have the meanings set forth in the Sections referenced below: Definition Location Acquisition Engagement ............................................9.19(a) Agreement ..................................................................Preamble Alternative Recovery .................................................8.5(b)(ii) Anti-Corruption Laws ................................................4.19(a)

Definition Location 10 Balance Sheet .............................................................4.6 Basket Amount...........................................................8.5(a)(ii) Buyer ..........................................................................Preamble Buyer Indemnified Parties .........................................8.2 Change of Control Payments .....................................1.1 Claim Information ......................................................8.4(a) Closing .......................................................................2.2(a) Closing Cash ..............................................................2.3(b) Closing Date...............................................................2.2(a) Closing Indebtedness .................................................2.3(b) Closing Net Working Capital.....................................2.3(b) Closing Transaction Expenses ...................................2.3(b) Company ....................................................................Preamble Company Employee ...................................................4.10(a) Company Patents .......................................................4.14(a) Company Registered Copyrights ...............................4.14(a) Company Registered IP .............................................4.14(a) Company Registered Marks .......................................4.14(a) Confidential Information ...........................................6.2 Continuing Employee ................................................6.4(a) Copyrights ..................................................................1.1 De Minimis Claims ....................................................8.5(a)(ii) Disclosure Schedules .................................................Article III effect ..........................................................................1.1 Employee Plans ..........................................................4.10(a) Environmental Laws ..................................................4.16(c)(i) Environmental Permits...............................................4.16(c)(ii) ERISA ........................................................................4.10(a) Estimated Cash...........................................................2.3(a) Estimated Indebtedness ..............................................2.3(a) Estimated Net Working Capital .................................2.3(a) Estimated Transaction Expenses................................2.3(a) Ex-Im Laws ................................................................4.19(b) Final Closing Statement .............................................2.3(b) Financial Statements ..................................................4.6 Indemnified Party.......................................................8.4(a) Indemnifying Party ....................................................8.4(a) Indemnitee..................................................................6.5(a) Independent Accounting Firm ...................................2.3(d) Information ................................................................4.14(e) Interim Financial Statements .....................................4.6 K&L Gates .................................................................9.19(a) Losses .........................................................................8.2 Marks .........................................................................1.1 Material Contracts ......................................................4.17(a)

Definition Location 11 Net Adjustment Amount ............................................2.3(g)(i) Notice of Disagreement .............................................2.3(c) Patents ........................................................................1.1 Permits .......................................................................4.8(b) Potential Contributor ..................................................8.7 Pre-Closing Tax Returns ............................................7.1 Preliminary Closing Statement ..................................2.3(a) Sanctions Laws ..........................................................4.19(b) Securities Act .............................................................5.6 Seller ..........................................................................Preamble Seller Fundamental Representations ..........................8.1(a)(i) Seller Indemnified Parties ..........................................8.3 Seller Tax Returns......................................................7.1 Shares .........................................................................Recitals Straddle Period Tax Matter ........................................7.9(b) Systems ......................................................................4.14(d) Tax Matter ..................................................................7.9(a) Third Party Claim ......................................................8.4(a) Top Customers ...........................................................4.18(a) Top Vendors...............................................................4.18(b) VDAs .........................................................................7.8(a) ARTICLE II PURCHASE AND SALE Section 2.1 Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver to the Buyer the Shares, and the Buyer shall purchase the Shares from the Seller, representing, in the aggregate, all of the issued and outstanding shares of capital stock of the Company, for the consideration specified below in this Article II. Section 2.2 Closing. (a) The closing of the sale and purchase of the Shares (the “Closing”) shall take place remotely via the mutual electronic exchange of facsimile or portable document format (.PDF) signatures on the date of this Agreement (the “Closing Date.”). The Closing shall be effective as of 12:01 A.M. Eastern Time on the Closing Date. (b) At the Closing: (i) the Buyer shall deliver or cause to be delivered to the Seller an amount in the aggregate equal to the Estimated Purchase Price; (ii) the Buyer shall repay, or cause to be repaid, on behalf of the Company, the amount payable to each counterparty or holder of Indebtedness identified on

12 Schedule 2.2(b)(ii) in order fully to discharge such Indebtedness and terminate all applicable obligations and liabilities of the Company and any of its Affiliates related thereto; (iii) the Buyer shall deliver to the Escrow Agent the Indemnity Escrow Amount, for deposit into the Indemnity Escrow Account pursuant to the terms of the Escrow Agreement; (iv) the Buyer shall pay, on behalf of the Company and to the extent unpaid as of immediately prior to the Closing, an amount equal to the Estimated Transaction Expenses to each Person who is owed a portion thereof; (v) the Seller shall deliver or cause to be delivered to the Buyer certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed; (vi) the Buyer shall deliver to the Seller an executed counterpart of each of the Ancillary Agreements, duly executed by the Buyer; (vii) the Seller shall deliver to the Buyer an executed counterpart of each of the Ancillary Agreements, duly executed by each party thereto other than the Buyer; (viii) the Seller shall deliver to the Buyer evidence, in a form reasonably satisfactory to the Buyer, of the cancellation, repayment or other elimination of all intercompany (as between the Company and the Seller or its Affiliates) balances; and (ix) the Seller shall deliver to the Buyer a properly completed certificate described in United States Treasury Regulations Section 1.1445-2(b)(2) stating that the Seller is not a foreign person; (c) All payments hereunder shall be made by wire transfer of immediately available funds in United States dollars. Such payments shall be made to an account designated to the payor by or on behalf of the payee at least two Business Days prior to the applicable payment date. Section 2.3 Purchase Price Adjustments. (a) Prior to the date of this Agreement, the Company prepared and delivered to the Buyer a statement (the “Preliminary Closing Statement”) setting forth a good-faith estimate of (i) Closing Net Working Capital (the “Estimated Net Working Capital”), (ii) Closing Indebtedness (the “Estimated Indebtedness”), (iii) Closing Cash (the “Estimated Cash”), and (iv) Closing Transaction Expenses (the “Estimated Transaction Expenses”) (and, except for Estimated Transaction Expenses, without giving effect to the transactions contemplated hereby), based on the Company’s books and records and other available information, and calculated in accordance with GAAP. (b) As promptly as practicable, and in any event within 60 days after the Closing Date, the Buyer shall cause to be prepared and delivered to the Seller a written statement (the “Final Closing Statement”) that shall include and set forth the Buyer’s good-faith calculation

13 of the actual (i) Net Working Capital (“Closing Net Working Capital”), (ii) Indebtedness (“Closing Indebtedness”), (iii) Cash (“Closing Cash”), and (iv) Transaction Expenses (“Closing Transaction Expenses”) (and, except for Closing Transaction Expenses, without giving effect to the transactions contemplated hereby), together with such schedules and data with respect to the determination thereof as may be appropriate to support the calculations set forth in the Final Closing Statement. The Final Closing Statement (i) shall be prepared on a basis consistent with GAAP and (ii) shall be based exclusively on the facts and circumstances as they exist prior to the Closing and shall exclude the effects of any event, act, change in circumstances or similar development arising or occurring on (except with respect to Transaction Expenses) or after the Closing Date. To the extent any actions following the Closing with respect to the accounting books and records of the Company on which the Final Closing Statement and the foregoing calculations are to be based are not consistent with GAAP, such changes shall not be taken into account in preparing the Final Closing Statement or calculating amounts reflected thereon. (c) The Final Closing Statement shall become final and binding on the 30th day following delivery thereof, unless prior to the end of such period, the Seller delivers to the Buyer written notice of its disagreement (a “Notice of Disagreement”) specifying the nature and amount of any dispute as to the Closing Net Working Capital, Closing Indebtedness, Closing Cash and/or Closing Transaction Expenses, as set forth in the Final Closing Statement; provided, however, that such 30-day period shall be extended by one day for each day of delay by the Buyer in providing to the Seller and its Representatives the access described in Section 2.3(f). The Seller shall be deemed to have agreed with all items and amounts of Closing Net Working Capital, Closing Indebtedness, Closing Cash and/or Closing Transaction Expenses not specifically referenced in the Notice of Disagreement, and such items and amounts shall not be subject to review in accordance with Section 2.3(d). (d) During the 30-day period following delivery of a Notice of Disagreement by the Seller to the Buyer, the Seller and the Buyer in good faith shall seek to resolve in writing any differences that they may have with respect to the calculation of the Closing Net Working Capital, Closing Indebtedness, Closing Cash and/or Closing Transaction Expenses as specified therein. Any disputed items resolved in writing between the Buyer and the Seller within such 30-day period shall be final and binding with respect to such items, and if the Seller and the Buyer agree in writing on the resolution of each disputed item specified by the Seller in the Notice of Disagreement and the amount of the Closing Net Working Capital, Closing Indebtedness, Closing Cash and/or Closing Transaction Expenses, the amounts so determined shall be final and binding on the parties for all purposes hereunder. If the Buyer and the Seller have not resolved all such differences by the end of such 30-day period, the Buyer and the Seller shall submit, in writing, to an independent public accounting firm (the “Independent Accounting Firm”), their briefs detailing their views as to the correct nature and amount of each item remaining in dispute and the amounts of the Closing Net Working Capital, Closing Indebtedness, Closing Cash and/or Closing Transaction Expenses, and the Independent Accounting Firm shall make a written determination as to each such disputed item and the amount of the Closing Net Working Capital, Closing Indebtedness, Closing Cash and/or Closing Transaction Expenses. The Independent Accounting Firm shall be RSM US LLP or, if such firm is unable or unwilling to act, such other independent public accounting firm as shall be agreed in writing by the Seller and the Buyer. The Buyer and the Seller shall use their commercially reasonable efforts to cause the Independent Accounting Firm to render a written decision resolving the matters submitted to

14 it within 30 days following the submission thereof. The Independent Accounting Firm shall consider only those items and amounts in the Buyer’s and the Seller’s respective calculations of the Closing Net Working Capital, Closing Indebtedness, Closing Cash and/or Closing Transaction Expenses that are identified as being items and amounts to which the Buyer and the Seller have been unable to agree. The scope of the disputes to be resolved by the Independent Accounting Firm shall be limited to correcting mathematical errors and determining whether the items and amounts in dispute were determined in accordance with GAAP and the Independent Accounting Firm is not to make any other determination, including any determination as to whether the Target Net Working Capital Range or any estimates on the Preliminary Closing Statement are correct, adequate or sufficient, or any determination as to the accuracy of the representations and warranties set forth in Section 4.6. Any determination by the Independent Accounting Firm, and any work or analyses performed by the Independent Accounting Firm, may not be offered as evidence of a breach of Section 4.6 or any other representation, warranty, covenant or agreement in this Agreement. In resolving any disputed item, the Independent Accounting Firm may not assign a value to any item greater than the greatest value for such item claimed by either party in the Final Closing Statement or the Notice of Disagreement or less than the smallest value for such item claimed by either party in the Final Closing Statement or the Notice of Disagreement. The Independent Accounting Firm’s determination of the Closing Net Working Capital, Closing Indebtedness, Closing Cash and/or Closing Transaction Expenses shall be based solely on written materials submitted by the Buyer and the Seller (i.e., not on independent review). The determination of the Independent Accounting Firm shall be conclusive and binding upon the parties hereto and shall not be subject to appeal or further review. Judgment may be entered upon the written determination of the Independent Accounting Firm in accordance with Section 11.9. In acting under this Agreement, the Independent Accounting Firm shall function solely as an expert and not as an arbitrator. (e) The fees and expenses of the Independent Accounting Firm pursuant to this Section 2.3 shall be borne equally by the Seller and the Buyer. The fees and disbursements of the Representatives of the Seller and the Buyer incurred in connection with the preparation or review of the Final Closing Statement and preparation or review of any Notice of Disagreement, as applicable, shall be borne by the Seller and the Buyer, respectively. (f) The Buyer will, and will cause the Company to, during the period from and after the date of delivery of the Final Closing Statement through the resolution of any adjustment to the Purchase Price contemplated by this Section 2.3, afford the Seller and its Representatives reasonable access, during normal business hours and upon reasonable prior notice, to the personnel, properties, books and records of the Company and to any other information reasonably requested for purposes of preparing and reviewing the calculations contemplated by this Section 2.3. The Buyer shall, and shall cause the Company to, authorize their respective accountants to disclose work papers generated by such accountants in connection with preparing and reviewing the calculations specified in this Section 2.3; provided, that such accountants shall not be obligated to make any work papers available except in accordance with such accountants’ disclosure procedures and then only after the non-client party has signed an agreement relating to access to such work papers in form and substance acceptable to such accountants. (g) The Purchase Price shall be adjusted, upwards or downwards, as follows:

15 (i) For the purposes of this Agreement, the “Net Adjustment Amount” means an amount, which may be positive or negative, equal to (A) the Closing Net Working Capital as finally determined pursuant to this Section 2.3 minus the Estimated Net Working Capital, minus (B) the Closing Indebtedness as finally determined pursuant to this Section 2.3 minus the Estimated Indebtedness, plus (C) the Closing Cash as finally determined pursuant to this Section 2.3 minus the Estimated Cash, minus (D) the Closing Transaction Expenses as finally determined pursuant to this Section 2.3 minus the Estimated Transaction Expenses; (ii) If the Net Adjustment Amount is positive, (A) the Purchase Price shall be adjusted upwards in an amount equal to the Net Adjustment Amount, and (B) the Buyer shall pay the Net Adjustment Amount to the Seller; and (iii) If the Net Adjustment Amount is negative (in which case the “Net Adjustment Amount” for purposes of this clause (iii) shall be deemed to be equal to the absolute value of such amount), (A) the Purchase Price shall be adjusted downwards in an amount equal to the Net Adjustment Amount, and (B) the Seller shall pay the Net Adjustment Amount to the Buyer. (h) Amounts to be paid pursuant to Section 2.3(g) shall be made within three Business Days of final determination of the Net Adjustment Amount pursuant to the provisions of this Section 2.3 by wire transfer of immediately available funds to such account or accounts as may be designated in writing by the party entitled to such payment at least two Business Days prior to such payment date. (i) For the avoidance of doubt, this Section 2.3 is not intended to be used to permit the introduction of different judgments, accounting methodologies (including with respect to accruals and reserves), policies, principals, practices, procedures or classifications for purposes of calculating amounts referred to in this Section 2.3. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER Except as set forth in the Disclosure Schedules attached hereto (collectively, the “Disclosure Schedules”), the Seller hereby represents and warrants to the Buyer as follows: Section 3.1 Organization; Qualification; Authority. (a) The Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) is duly qualified as a foreign corporation to do business, and is in good standing (with respect to jurisdictions that recognize such concept), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification necessary, except, in each case, for any such failures that would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect. (b) The Seller has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions

16 contemplated hereby. The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Seller and, assuming due execution and delivery by each of the other parties hereto, constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). Section 3.2 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (i) violate the certificate of incorporation or bylaws of the Seller; (ii) violate any Law applicable to the Seller or by which the Shares are bound or affected; or (iii) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of any Person pursuant to, give to others (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, result (immediately or with notice or lapse of time or both) in triggering any payment or other obligations under, result in the loss of any right or benefit to which the Company is entitled under or result (immediately or with notice or lapse of time or both) in the creation of any Encumbrance (other than a Permitted Encumbrance) on any property or asset of the Company, or the Shares, under any Material Contract or any Contract by which the Shares are bound or affected; except, in the case of clause (ii) or (iii), for any such violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect or a Material Adverse Effect, or that arise as a result of any facts or circumstances relating to the Buyer or any of its Affiliates. (b) The Seller is not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Seller of this Agreement or the consummation of the transactions contemplated hereby, except (i) for such filings as may be required by any applicable federal or state securities or “blue sky” Laws, (ii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect or (iii) as may be necessary as a result of any facts or circumstances relating to the Buyer or any of its Affiliates. Section 3.3 Shares. The Seller is the record and beneficial owner of the Shares, free and clear of any Encumbrance, other than Permitted Encumbrances. The Seller has the right, authority and power to sell, assign and transfer the Shares to the Buyer. Upon delivery to the

17 Buyer of certificates for the Shares at the Closing, the Buyer’s payment of the Purchase Price and registration of the Shares in the name of the Buyer in the stock records of the Company, the Buyer, assuming it shall have purchased the Shares for value in good faith and without notice of any adverse claim, shall acquire good, valid and marketable title to the Shares, free and clear of any Encumbrance other than Permitted Encumbrances and Encumbrances created by the Buyer or any of its Affiliates. Section 3.4 Brokers. Except for EC M&A, the fees, commissions and expenses of which will constitute Transaction Expenses and be paid as specified herein, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Seller. ARTICLE IV REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY Except as set forth in the Disclosure Schedules, the Seller hereby represents and warrants to the Buyer as follows: Section 4.1 Organization and Qualification. (a) The Company (i) is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of Delaware, and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) is duly qualified as a foreign entity to do business, and is in good standing (with respect to jurisdictions that recognize such concept), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification necessary, except, in each case, for any such failures that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) A complete and correct copy of the certificate of incorporation and bylaws of the Company, each as amended to date, has heretofore been furnished to the Buyer by or on behalf of the Company. Such certificate of incorporation and bylaws are in full force and effect. Section 4.2 Authority. The Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by each of the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

18 Section 4.3 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (i) violate the certificate of incorporation or bylaws of the Company; (ii) violate any Law applicable to the Company or by which any property or asset of the Company is bound or affected; or (iii) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of any Person pursuant to, give to others (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, result (immediately or with notice or lapse of time or both) in triggering any payment or other obligations under, result in the loss of any right or benefit to which the Company is entitled under or result (immediately or with notice or lapse of time or both) in the creation of any Encumbrance (other than a Permitted Encumbrance) on any property or asset of the Company, or the Shares, under any Material Contract; except, in the case of clause (ii) or (iii), for any such violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated hereby, or that arise as a result of any facts or circumstances relating to the Buyer or any of its Affiliates. (b) The Company is not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby, except (i) for such filings as may be required by any applicable federal or state securities or “blue sky” Laws, (ii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated hereby or (iii) as may be necessary as a result of any facts or circumstances relating to the Buyer or any of its Affiliates. Section 4.4 Capitalization. The Company’s authorized and outstanding capital stock is as set forth in Schedule 4.4 of the Disclosure Schedules. All of the Company’s issued and outstanding capital stock is validly issued, fully paid and nonassessable. The Shares constitute all of the issued and outstanding capital stock of the Company. Except as set forth in Schedule 4.4 of the Disclosure Schedules, there are no outstanding obligations, options, warrants, convertible securities, stock appreciation rights, profit interests or other rights, agreements, arrangements or commitments of any kind relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other

19 interest in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or to provide funds to, or make any investment in, any other Person. Except as set forth in Schedule 4.4 of the Disclosure Schedules, there are no agreements or understandings in effect with respect to the voting or transfer of any of the capital stock of the Company. Section 4.5 Equity Interests. The Company does not own, directly or indirectly, any equity, partnership, membership or similar interest in, or any interest convertible into, exercisable for the purchase of or exchangeable for any such equity, partnership, membership or similar interest in any Person. Section 4.6 Financial Statements; No Undisclosed Liabilities. (a) A copy of the unaudited balance sheet of the Company as at December 31, 2023, and the related statements of income, stockholders’ equity and cash flows of the Company for the twelve months then ended (the “Financial Statements”) and the unaudited balance sheet of the Company as at September 30, 2024 (the “Balance Sheet”), and the related statements of income, stockholders’ equity and cash flows of the Company for the nine months then ended (collectively referred to as the “Interim Financial Statements”), have been made available to the Buyer. Each of the Financial Statements and the Interim Financial Statements (i) have been prepared based on the books and records of the Company, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, and (iii) fairly present, in all material respects, the financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein in accordance with GAAP, except as otherwise noted therein and subject, in the case of the Interim Financial Statements, to normal year-end adjustments and the absence of notes. (b) To the Knowledge of the Company, as of the date of this Agreement, there are no debts, liabilities or obligations, whether accrued or fixed, absolute or contingent, or matured or unmatured, of the Company of a nature required to be reflected on a balance sheet prepared in accordance with GAAP, other than any such debts, liabilities or obligations (i) disclosed, reflected or reserved against on the Interim Financial Statements, the Financial Statements or the notes thereto, (ii) incurred since the date of the Balance Sheet in the ordinary course of business of the Company, (iii) for Taxes, (iv) as contemplated by this Agreement, the Ancillary Agreements or otherwise incurred in connection with the transactions contemplated hereby and thereby, (v) that are for the performance (but not breach) under Contracts that have been made available to the Buyer, or (vi) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 4.7 Absence of Certain Changes or Events. Since the date of the Balance Sheet: (a) the business of the Company has been conducted, in all material respects, in the ordinary course of business consistent with past practice; (b) there has not occurred any Material Adverse Effect; and (c) the Company has not taken any of the following actions:

20 (i) acquired (by merger, consolidation or acquisition of stock or assets) any other Person or any material equity interest therein; (ii) sold, leased, licensed or otherwise disposed of any of its material properties or assets other than (A) any sale, lease, licensing or other dispositions of inventory or other assets, including Intellectual Property, in the ordinary course of business or (B) the disposal of any registered Intellectual Property resulting from a cancellation, abandonment or failure to renew or maintain any registered Intellectual Property in the ordinary course of business; (iii) pledged, encumbered or otherwise subjected to an Encumbrance (other than a Permitted Encumbrance) any of its material properties or assets; (iv) incurred any indebtedness for borrowed money in excess of $200,000, other than borrowings in the ordinary course of business under lines of credit or similar arrangements; (v) made any loans or capital contributions to, or investments in, any Person, except for extensions of trade credit in the ordinary course of business; (vi) entered into any swap or hedging transaction or other derivative agreement other than in the ordinary course of business; (vii) (A) made or changed any material Tax election or change any material method of accounting for U.S. federal income Tax purposes, (B) settled or compromised any claim or assessment relating to material Taxes or (C) amended any material Return; and (viii) settled any material pending or threatened Action against the Company that (A) required the Company to pay an amount in excess of $100,000 for any individual Action or $500,000 in the aggregate for all Actions, after taking into account any amounts that may be paid under insurance policies or indemnification agreements or (B) imposed any continuing non-monetary obligations (other than confidentiality obligations) on the Company. Section 4.8 Compliance with Law; Permits. (a) To the Knowledge of the Company, the Company is in compliance with all Laws applicable to it, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) The Company is in possession of all permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations of any Governmental Authority necessary for the Company to own, lease and operate its properties and to carry on its business as currently conducted (the “Permits”), except where the failure to have, or the suspension or cancellation of, any of the Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is in compliance with the Permits and no suspension or cancellation of any Permit is pending or, to the Knowledge of the Company, threatened, except, in each case, where the

21 failure to so comply, or the suspension or cancellation of, any of the Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (c) No representation or warranty is made under this Section 4.8 with respect to (i) ERISA, which is covered exclusively by Section 4.10, (ii) labor matters, which are covered exclusively by Section 4.11, (iii) Intellectual Property, data protection or information privacy or security, which are covered exclusively by Section 4.14, (iv) Taxes, which are covered exclusively by Section 4.15, (v) environmental matters, which are covered exclusively by Section 4.16, or (vi) Anti-Corruption Laws, Ex-Im Laws or Sanctions Laws, which are covered exclusively by Section 4.19. Section 4.9 Litigation. There is no Action by or against the Company pending, or to the Knowledge of the Company, threatened that would, individually or in the aggregate, if determined adversely to the Company, reasonably be expected to have a Material Adverse Effect or would affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby. Section 4.10 Employee Benefit Plans. (a) Schedule 4.10(a) of the Disclosure Schedules sets forth (i) a list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other material benefit plans, programs or arrangements, that are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer, director or other individual service provider of the Company (each, a “Company Employee”) and (ii) a list of all employment, termination, severance or other material Contracts, pursuant to which the Company currently has any obligation with respect to any Company Employee (collectively, the “Employee Plans”). The Company has made available to the Buyer a true and complete copy of each Employee Plan and all current summary plan descriptions and the most recent determination, opinion or advisory letter from the IRS with respect to any Employee Plan, if any. (b) (i) Each Employee Plan has been maintained in all material respects in accordance with its terms and the requirements of ERISA and the Code, (ii) the Company has performed all material obligations required to be performed by it under any Employee Plan and to the Knowledge of the Company, is not in any material respect in default under or in violation of any Employee Plan, and (iii) no Action (other than claims for benefits in the ordinary course) is pending or, to the Knowledge of the Company, threatened with respect to any Employee Plan by any current or former employee, officer or director of the Company that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (c) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a determination or opinion letter from the IRS that it is so qualified (only with respect to such applicable periods of time during which the IRS provided such letters) and, to the Knowledge of the Company, no fact or event has occurred that would reasonably be expected to result in the loss of the qualified status of any such Employee Plan.

22 (d) None of the Employee Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or a single employer plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company would reasonably be expected to incur liability under Section 4063 or 4064 of ERISA. (e) The representations and warranties contained in this Section 4.10 are the only representations and warranties being made with respect to ERISA. Section 4.11 Labor and Employment Matters. The Company is not a party to any labor or collective bargaining Contract that pertains to Company Employees. There are no pending or, to the Knowledge of the Company, threatened Actions concerning labor matters with respect to the Company, except for such Actions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, (a) there are no organizing activities or collective bargaining arrangements that would affect the Company pending or under discussion with any labor organization or group of Company Employees and (b) there are no lockouts, strikes, slowdowns or work stoppages pending or threatened by or with respect to any Company Employees. The Company is in material compliance with all Laws applicable to it relating to employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since the date of the Balance Sheet, no employee with a base salary or wage rate in excess of $70,000 per annum has given notice of termination, resigned or, to the Knowledge of the Company, expressed an intent to resign or terminate their employment with the Company. Furthermore, since the date of the Balance Sheet, no officer, key employee or group of employees has notified the Company of plans to terminate their employment, and, to the Knowledge of the Company, no such terminations are imminent or reasonably foreseeable. Section 4.12 Insurance. Schedule 4.12 of the Disclosure Schedules sets forth a true and complete list, of each material insurance policy (including property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) and self-insurance arrangement maintained by the Seller under which the Company has coverage with respect to its properties and assets. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to each such insurance policy: (a) it is enforceable, and in full force and effect; (b) the Seller and the Company are not in breach or default (including with respect to the payment of premiums or giving of notices); and (c) neither the Seller nor the Company has received written notice of any pending or threatened termination or non-renewal with respect thereto. The Seller maintains insurance coverage of a type and amount in accordance with normal industry practice for companies engaged in businesses similar to those of the Company (taking into account the cost and availability of such insurance) in scope and amount customary and reasonable for the business of the Company. Section 4.13 Real and Personal Property. (a) The Company does not own any real property. (b) Schedule 4.13(b) of the Disclosure Schedules lists the street address of each parcel of Leased Real Property and the identity of the lessor, lessee and current occupant (if

23 different from lessee) of each such parcel of Leased Real Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company has a valid leasehold estate in all Leased Real Property, free and clear of all Encumbrances other than Permitted Encumbrances, (ii) all leases in respect of the Leased Real Property are in full force and effect, the Company has not received any written notice of a breach or default thereunder, and to the Knowledge of the Company, no event has occurred that, with notice or lapse of time or both, would constitute a breach or default thereunder, (iii) to the Knowledge of the Company, there is no pending or written threat of condemnation or similar proceeding affecting the Leased Real Property or any portion thereof, (iv) true and complete copies of the leases in effect at the date hereof relating to the Leased Real Property have been made available to the Buyer and (v) there has not been any sublease or assignment entered into by the Company in respect of the leases relating to the Leased Real Property. (c) To the Knowledge of the Company: (i) the Company owns all material tangible personal property reflected as owned in the Balance Sheet, free and clear of all Encumbrances other than Permitted Encumbrances; and (ii) all the tangible personal property purchased or otherwise acquired by the Company since the date of the Balance Sheet (other than inventory acquired and sold since the date of the Balance Sheet in the ordinary course of business) is owned by the Company free and clear of all Encumbrances other than Permitted Encumbrances. Section 4.14 Intellectual Property; IT Systems; Privacy and Data Security. (a) Schedule 4.14(a) of the Disclosure Schedules sets forth an accurate and complete list of all (i) registered Marks and applications for registration of Marks (collectively, the “Company Registered Marks”), (ii) Patents (collectively, the “Company Patents”) and (iii) registered Copyrights and all pending applications for registration of material Copyrights (collectively, the “Company Registered Copyrights” and, together with the Company Registered Marks and the Company Patents, the “Company Registered IP”), that, in each case, are owned by the Company and are material to the conduct of the business of the Company as presently conducted. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company owns, or is licensed or otherwise has the right to use, all Intellectual Property necessary to conduct the business of the Company as presently conducted. Except as set forth on Schedule 4.14(a), to the Knowledge of the Company, the Company Registered IP is valid, subsisting and enforceable. (b) The business of the Company as presently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property of any Person, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no Actions pending or, to the Knowledge of the Company, threatened in writing alleging that the Company is infringing, misappropriating or otherwise violating or, by conducting the business of the Company as presently conducted, would infringe, misappropriate or otherwise violate, any Intellectual Property of any Person, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating the rights of the Company with respect to any Intellectual Property in a manner that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

24 (c) To the Knowledge of the Company (i) each current and former employee and independent contractor of the Company that has developed any material Intellectual Property for the Company has entered into a written agreement assigning to the Company all Intellectual Property created by such Person within the scope of such Person’s duties to the Company and (ii) no current or former employee or independent contractor of the Company owns any rights in or to any of the material Intellectual Property developed for the Company. (d) The computer, information technology and data processing systems, facilities and services used by the Company, including all software, hardware, networks, communications facilities, platforms and related systems and services (collectively, the “Systems”), are reasonably sufficient for the existing needs of the Company. The Systems are in good working condition to effectively perform all computing, information technology and data processing operations necessary for the operation of the businesses of the Company in the manner it is currently being conducted. Since January 1, 2022, there has been no failure, breakdown or substandard performance of any Systems that has caused a material disruption or interruption in or to any customer’s use of the Systems or the operation of the businesses of the Company. To the Knowledge of the Company, the software used by the Company is free of any material defects, bugs and errors, and does not contain or make available any disabling software, code or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials. (e) To the Knowledge of the Company, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company (i) is in compliance with their internal privacy policies and all applicable Laws governing the receipt, collection, use, storage, processing, sharing, security, disclosure or transfer of any data or information (including any PII) that is possessed by or otherwise subject to the control of any the Company (collectively, “Information”), (ii) has implemented and maintained measures reasonably designed to ensure that the Company complies with such Laws and does not share or use such Information in a manner materially inconsistent with (A) such Laws, (B) any notice to or consent from the provider of the Information, (C) any policy adopted by the Company, (D) any Material Contract that is applicable to such Information, or (E) any privacy policy or privacy statement from time to time published or otherwise made available to the providers of the Information by the Company; and (iii) has taken measures reasonably designed to ensure that all Information is protected against loss, damage, and unauthorized access, use, disclosure, modification, or other misuse. To the Knowledge of the Company, since January 1, 2022, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there has been no loss, damage, or unauthorized access, use, disclosure, modification, or other misuse of any Information. (f) The representations and warranties contained in this Section 4.14 are the only representations and warranties being made with respect to Intellectual Property, data protection and information privacy and security.

25 Section 4.15 Taxes. (a) The Company has filed all Returns required to be filed by it. Such Returns are accurate and complete in all material respects. The Company has not requested any extension of time within which to file any Return, which Return has since not been filed. (b) The Company has timely paid to the appropriate taxing authority all Taxes it is required to have paid. (c) There are no audits or similar proceedings now pending, nor, to the Knowledge of Seller, threatened by any Governmental Authority relating to any Taxes or assessments of the Company. (d) The Company will not be required to include for Tax purposes any item of income in, or exclude any item of deduction from, taxable income for any taxable period ending after the Closing Date as a result of any (i) change in method of Tax accounting for a taxable period ending on or prior to the Closing, (ii) written closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign income Tax law) executed prior to the Closing, (iii) installment sale or open transaction disposition made prior to the Closing, (iv) use of an improper method of tax accounting for a taxable period ending prior to the Closing Date, or (v) prepaid amount received prior to the Closing. (e) The Company has timely withheld and paid over to the appropriate taxing authority all amounts required to be so withheld and paid under all applicable Laws. (f) No extensions or waivers of statutes of limitations that remain outstanding with respect to any Returns have been given by or requested from the Company. (g) The Company is not a party to any Action by any taxing authority, nor to the Knowledge of the Company is there any pending or threatened Action by any taxing authority. (h) There are no Encumbrances for Taxes upon the assets of the Company, other than Encumbrances for current Taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings. (i) The Company is not a party to or bound by any tax indemnity, tax sharing, tax allocation agreement or similar Contract (other than, in each case, any Commercial Agreement). (j) No adjustment or changes have been proposed by any taxing authority concerning the Company’s transfer pricing practices. (k) The Company will not be required to include any item of income, or exclude any deduction or other Tax benefit in the computation of taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as that term is defined in Section 7121 of the Code (or any corresponding or similar

26 provision of state local or foreign income Tax Law), (iii) installment sale or open transaction disposition made on or prior to the Closing Date or (iv) prepaid amount received on or prior to the Closing Date. (l) The representations and warranties contained in this Section 4.15 are the only representations and warranties being made with respect to Taxes. No representations in this Section 4.15 may be relied upon for Tax Periods (or portions thereof) beginning after the Closing Date. Section 4.16 Environmental Matters. (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Company, (i) the Company is in compliance with all applicable Environmental Laws and has obtained and is in compliance with all Environmental Permits and (ii) there are no written claims alleging violation of or liability pursuant to any Environmental Law pending or threatened against the Company. (b) Except as disclosed in the Phase I Environmental Report prepared by ABF Environmental and provided to the Buyer, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has not, and to the Company’s Knowledge, no other Person has, Released or disposed of any Hazardous Materials on, at, under, or from the Leased Real Property in a manner that would reasonably be expected to result in liability under Environmental Laws. For purposes of this Agreement, “Release” means any spilling, leaking, emitting, discharging, escaping, leaching, or disposing into the environment, and "Hazardous Materials" means any material, substance, or waste that is classified as hazardous, toxic, or words of similar meaning or import under Environmental Laws. (c) The Company has provided or made available to the Buyer all material environmental assessments, audits, reports, and investigations in the Company’s possession or control relating to the Leased Real Property. (d) The Company has not assumed, by contract or otherwise, any material liabilities or obligations of any other Person relating to Environmental Laws or Hazardous Materials. (e) The representations and warranties contained in this Section 4.16 are the only representations and warranties being made with respect to compliance with or liability under Environmental Laws or with respect to any environmental, health or safety matter, including natural resources, related to the Company. (f) For purposes of this Agreement: (i) “Environmental Laws” means any Laws of any Governmental Authority in effect as of the date hereof relating to protection of the environment. (ii) “Environmental Permits” means all Permits under any Environmental Law.

27 Section 4.17 Material Contracts. (a) Schedule 4.17 of the Disclosure Schedules lists each of the following Contracts of the Company as of the date of this Agreement, other than any Employee Plan (such Contracts as described in this Section 4.17(a) being “Material Contracts”): (i) Contracts that involve the expenditure, payment or receipt by the Company of more than $250,000 in the aggregate during any 12-month period, except in each case (A) for Contracts with customers or vendors with terms substantially consistent with the Company’s standard form, as in effect from time to time or (B) for Contracts cancelable without penalty or further payment and without more than 60 days’ notice; (ii) Contracts with any Top Customer or Top Vendor; (iii) Contracts in respect of Indebtedness for borrowed money in excess of $200,000; (iv) partnership, joint venture or other similar Contracts; (v) Contracts (A) prohibiting or restricting the Company from freely engaging in any business, including restrictions on the Company’s ability to compete in any geographic area, business or market, or (B) containing exclusivity arrangements, rights of first refusal, rights of first offer or rights of first negotiation, “most favored nation” clauses or similar provisions; (vi) Contracts providing for any merger or business combination with respect to the Company or the acquisition or disposition by the Company of any business (whether completed or pending) (A) entered into at any time during the last two years or (B) under which the Company has an obligation with respect to an “earn out” or contingent purchase price or other ongoing obligation that is reasonably expected to be $250,000 or greater; (vii) Contracts providing for the acquisition or disposition of any material asset relating to the business of the Company and valued at an amount exceeding $250,000, other than sales or dispositions of inventory in the ordinary course of business; (viii) Contracts pursuant to which the Company has granted to any Person, or has been granted by any Person, any license or other right related to any material Intellectual Property owned or used by the Company, other than (A) non-exclusive licenses entered into by the Company in the ordinary course of business and (B) commercially available off-the-shelf software or “click through” licenses with an aggregate annual fee of less than $100,000; (ix) leases and subleases demising the Leased Real Property; (x) Contracts that grant an Encumbrance (other than a Permitted Encumbrance) on any material asset or property of the Company; (xi) Contracts with any Governmental Authority; or

28 (xii) Contracts between the Company, on the one hand, and the Seller or Affiliate of the Seller, on the other hand, that are material to the business of the Company as presently conducted. (b) Copies of all Material Contracts have been made available to the Buyer. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Material Contract is (i) valid and binding on the Company and, to the Knowledge of the Company, the counterparties thereto, and is in full force and effect, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and (ii) shall continue in full force and effect upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Schedule 3.2(a)(iii) and Schedule 4.3(a)(iii) of the Disclosure Schedules are not obtained. The Company is not in breach of, or default under, any Material Contract to which it is a party, except for such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 4.18 Top Customers and Top Vendors. (a) Schedule 4.18(a) of the Disclosure Schedules lists the ten largest customers of the Company for the year ended December 31, 2023, measured by dollar value of products sold (collectively, the “Top Customers”). To the Knowledge of the Company, none of the Top Customers has (i) stopped or notified the Company that it intends to stop purchasing products from the Company, (ii) substantially reduced or notified the Company that it intends to substantially reduce the volume of products that it purchases from the Company or (iii) materially changed or notified the Company that it intends to materially change the economic terms on which it purchases products from the Company. (b) Schedule 4.18(b) of the Disclosure Schedules lists the ten largest vendors of the Company for the year ended December 31, 2023, measured by dollar value of products or services purchased (collectively, the “Top Vendors”). To the Knowledge of the Company, none of the Top Vendors has (i) stopped or notified the Company that it intends to stop providing products or services to the Company, (ii) substantially reduced or notified the Company that it intends to substantially reduce the volume of products or services that it provides to the Company or (iii) materially changed or notified the Company that it intends to materially change the economic terms on which it provides products or services to the Company. Section 4.19 Anti-Corruption Laws; Export Controls. (b) Neither the Company nor, to the Knowledge of the Company, its directors, officers or employees in connection with (i) the performance of their duties and responsibilities or (ii) any other actions taken, in each case, on behalf of the Company, has taken any action since January 1, 2022, that has resulted in a violation by the Company of any applicable Laws relating to anti-bribery, money laundering, unlawful political contributions or gifts or corrupt practices, including the U.S. Foreign Corrupt Practices Act of 1977 and the United Kingdom Bribery Act of 2010 or any other applicable Law enacted to implement the OECD Convention

29 on Combating Bribery of Foreign Officials in International Business Transactions (collectively, the “Anti-Corruption Laws”). (c) Since January 1, 2022, the Company has complied in all material respects with (i) all applicable Laws relating to export, transshipment, reexport, transfers and import controls, including the Export Administration Regulations and the International Traffic in Arms Regulations (collectively “Ex-Im Laws”) and (ii) all applicable sanctions and/or anti-boycott Laws including those administered or enforced by the United States (including by the U.S. Department of the Treasury or the U.S. Department of State) (collectively “Sanctions Laws”). Neither the Company nor, to the Knowledge of the Company, its directors, officers or employees, is: (A) a Prohibited Party or (B) engaging in any direct or indirect dealings or transactions with, or for the benefit of, any Prohibited Party or in any Sanctioned Country. (d) The Company (i) has not received from any Governmental Authority or any other individual or entity any written notice or, to the Knowledge of the Company, any other inquiry, or internal or external allegation or (ii) has not made any voluntary or directed disclosure to a Governmental Authority related to, or in connection with, Anti-Corruption Laws, Ex-Im Laws or Sanctions Laws. (e) The representations and warranties contained in this Section 4.19 are the only representations and warranties being made with respect to Anti-Corruption Laws, Ex-Im Laws and Sanctions Laws. Section 4.20 Warranties; Products Liability. (a) The Seller has heretofore delivered to the Buyer true and correct copies of all material written warranties currently in effect covering the respective products and services of the Company. (b) To the Knowledge of the Company, there is no reasonable basis for any product liability or warranty claims by any third party arising from (i) services rendered by the Company prior to the Closing Date or (ii) the sale of products by the Company, or the manufacture of products by the Company, in each case prior to the Closing Date, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 4.21 Affiliate Transactions. Except as set forth in Schedule 4.21 of the Disclosure Schedules, none of the Seller or any of its Affiliates, and no director, manager, officer, or Affiliate of the Company: (a) has any material direct or indirect interest in any material asset or property owned or leased by the Company or used in connection with its businesses; or (b) has engaged in any material transaction, arrangement, or understanding with the Company since January 1, 2022, other than payments made to, and other compensation provided to, directors, managers, officers or Affiliates of the Company in the ordinary course of business. Except as set forth in Schedule 4.21 of the Disclosure Schedules, the Company is not owed and does not owe any amount from or to the Seller or any Affiliate of the Seller (excluding employee compensation and other ordinary incidents of employment).

30 Section 4.22 Brokers. Except as set forth in Schedule 4.22, which fees, commissions and expenses will constitute Transaction Expenses and be paid as specified herein, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company, the Seller or any of their respective Affiliates. Section 4.23 Exclusivity of Representations and Warranties. Except for the representations and warranties made by the Seller in Article III and this Article IV, none of the Company, the Seller, any of their respective Representatives or Affiliates or any other Person makes any other express or implied representation or warranty with respect to the Seller, the Company, its businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Company, notwithstanding the delivery or disclosure to the Buyer or any of its Affiliates or their respective Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. In particular, and without limiting the generality of the foregoing, none of the Company, the Seller, any of their respective Representatives or Affiliates or any other Person makes or has made any express or implied representation or warranty to the Buyer or any of its Affiliates or their respective Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, its businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects or (b) except for the representations and warranties made by the Seller in Article III and this Article IV, any oral or written information presented to the Buyer or any of its Affiliates or their respective Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement, the Ancillary Agreements or the course of the transactions contemplated hereby and thereby. None of the Seller, any of its Representatives or Affiliates or any other Person will have or be subject to any liability or other obligation to the Buyer or any of its Affiliates or their respective Representatives or any Person resulting from the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements or the Buyer’s use of, or the use by any of its Affiliates or their respective Representatives of any such information, including information, documents, projections, forecasts or other material made available to the Buyer or any of its Affiliates or their respective Representatives in any “data rooms,” teasers,” confidential information memorandum or management presentations in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, unless any such information is expressly and specifically included in a representation or warranty contained in Article III or this Article IV and then only as expressly provided in this Agreement. Each of the Company, the Seller and their respective Representatives and Affiliates disclaim any and all other representations and warranties, whether express or implied. ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BUYER The Buyer hereby represents and warrants to the Seller as follows: Section 5.1 Organization and Qualification. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all necessary corporate power and authority to own, lease and operate its properties and to carry on

31 its business as it is now being conducted. The Buyer is duly qualified to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification necessary, except, in each case, for any such failures that would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect. Section 5.2 Authority. The Buyer has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Buyer and, assuming due execution and delivery by each of the other parties hereto, constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). Section 5.3 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (i) violate the certificate of incorporation or bylaws of the Buyer; (ii) violate any Law applicable to the Buyer or by which any property or asset of the Buyer is bound or affected; or (iii) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of any Person pursuant to, give to others (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, result (immediately or with notice or lapse of time or both) in triggering any payment or other obligations under, result in the loss of any right or benefit to which the Buyer is entitled under or result (immediately or with notice or lapse of time or both) in the creation of any Encumbrance (other than a Permitted Encumbrance) on any property or asset of the Buyer; except, in the case of clause (ii) or (iii), for any such violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect. (b) The Buyer is not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Buyer of this Agreement or the consummation of the transactions contemplated hereby, except (i) for such filings as may be required by any applicable federal or state securities or “blue sky” Laws, (ii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not,

32 individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect or (iii) as may be necessary as a result of any facts or circumstances relating to the Seller. Section 5.4 Litigation. There is no Action by or against the Buyer pending, or to the Knowledge of the Buyer, threatened in writing that, if adversely determined or concluded, would, individually or in the aggregate, materially restrict or limit the ability of the Buyer to perform its obligations under this Agreement. Section 5.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Buyer. Section 5.6 Investment Intent. The Buyer is acquiring the Shares for its own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Shares in a manner that would violate the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Buyer agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities Laws, except pursuant to an exemption from such registration under the Securities Act and such Laws. The Buyer is able to bear the economic risk of holding the Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment. Section 5.7 No Additional Representations; Buyer’s Investigation and Reliance. (a) The Buyer, on behalf of itself and its Affiliates and their respective Representatives, acknowledges and agrees that except for the representations and warranties made by the Seller in Article III and Article IV, none of the Company, the Seller, any of their respective Representatives or Affiliates or any other Person makes any other express or implied representation or warranty with respect to the Seller, the Company, or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Company, notwithstanding the delivery or disclosure to the Buyer or any of its Affiliates or their respective Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. In particular, and without limiting the generality of the foregoing, the Buyer, on behalf of itself and its Affiliates and their respective Representatives, acknowledges and agrees that none of the Company, the Seller, any of their respective Representatives or Affiliates or any other Person makes or has made any express or implied representation or warranty to the Buyer or any of its Affiliates or their respective Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or its businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects or (ii) except for the representations and warranties made by the Seller in Article III and Article IV, any oral or written information presented to the Buyer or any of its Affiliates or their respective Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement, the Ancillary Agreements or the course of the transactions

33 contemplated hereby and thereby. The Buyer, on behalf of itself and its Affiliates and their respective Representatives, further acknowledges and agrees that none of the Seller, any of its Representatives or Affiliates or any other Person will have or be subject to any liability or other obligation to the Buyer or any of its Affiliates or their respective Representatives or any Person resulting from the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements or the Buyer’s use of, or the use by any of its Affiliates or their respective Representatives of any such information, including information, documents, projections, forecasts or other material made available to the Buyer or any of its Affiliates or their respective Representatives in any “data rooms,” teaser, confidential information memorandum or management presentations in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, unless any such information is expressly and specifically included in a representation or warranty contained in Article III or this Article IV and then only as expressly provided in this Agreement. The Buyer, on behalf of itself and its Affiliates and their respective Representatives, acknowledges and agrees that each of the Company, the Seller, and their respective Representatives and Affiliates disclaim any and all other representations and warranties, whether express or implied, and the Buyer, on behalf of itself and its Affiliates and their respective Representatives, hereby expressly disclaims reliance on any such other representations or warranties. (b) The Buyer is a sophisticated purchaser and, together with its Affiliates, has made its own independent investigation, review and analysis regarding the Company and the transactions contemplated hereby, which investigation, review and analysis were conducted by the Buyer together with expert advisors and Representatives, including legal counsel, that it has engaged for such purpose. The Buyer, its Affiliates and their respective Representatives have been provided with full and complete access to the Representatives, properties, offices and other facilities, books and records of the Company and other information that they have requested in connection with their investigation of the Company and the transactions contemplated hereby. The Buyer, on behalf of itself and its Affiliates and their respective Representatives, acknowledges and agrees that, in making its determination to proceed with the transactions contemplated by this Agreement and the Ancillary Agreements, it has relied solely on the results of its own independent investigation and the representations and warranties of the Seller expressly set forth in Article III and Article IV. (c) In connection with the investigation by the Buyer, its Affiliates and their respective Representatives of the business of the Company, the Seller, the Company, and their respective Affiliates and Representatives have delivered, or made available to the Buyer, its Affiliates and their respective Representatives, certain projections and other forecasts, including projected financial statements, cash flow items and other data relating to the business of the Company, and certain business plan information therefor. The Buyer, on behalf of itself and its Affiliates and their respective Representatives, acknowledges and agrees that there are uncertainties inherent in attempting to make such projections and other forecasts and plans and accordingly is not relying on them, that the Buyer, its Affiliates and their respective Representatives are familiar with such uncertainties, that the Buyer, its Affiliates and their respective Representatives are taking full responsibility for making their own evaluation of the adequacy and accuracy of all projections and other forecasts and plans so furnished to them, and that the Buyer, its Affiliates and their respective Representatives shall have no claim against any Person with respect thereto. Accordingly, the Buyer, on behalf of itself and its Affiliates and

34 their respective Representatives, acknowledges that none of the Seller, the Company, or their respective Affiliates or Representatives has made any representation or warranty with respect to such projections and other forecasts and plans, and the Buyer, on behalf of itself and its Affiliates and their respective Representatives, expressly disclaims reliance on any representation or warranty with respect to such projections or other forecasts or plans. (d) The Buyer, on behalf of itself and its Affiliates and their respective Representatives, acknowledges and agrees that the representations and warranties in Article III and Article IV are the result of arms’ length negotiations between sophisticated parties and such representations and warranties are made, and the Buyer is relying on such representations and warranties, solely for the purposes of rights to indemnification under Article VIII. The Buyer, on behalf of itself and its Affiliates and their respective Representatives, acknowledges and agrees that it is acquiring the Shares on an “as is” and “where is” basis except as set forth in Article III and Article IV. The Buyer has no Knowledge or reason to believe that any of the representations or warranties made by the Seller are untrue, incomplete or inaccurate. ARTICLE VI COVENANTS Section 6.1 Covenants Regarding Information. In order to facilitate the resolution of any claims made against or incurred by the Seller (as they relate to the Company), for a period of seven years after the Closing or, if shorter, the applicable period specified in the Buyer’s document retention policy, the Buyer shall (a) retain the books and records relating to the Company relating to periods prior to the Closing and (b) afford the Representatives of the Seller reasonable access (including the right to make, at the Seller’s expense, photocopies), during normal business hours, to such books and records; provided, however, that the Buyer shall notify the Seller in writing at least 30 days in advance of destroying any such books and records prior to the seventh anniversary of the Closing Date in order to provide the Seller the opportunity to copy such books and records in accordance with this Section 6.1. Section 6.2 Confidentiality. From and after the Closing, the Seller will, and will cause its Affiliates, agents and other Representatives to, treat and hold as confidential all of the Confidential Information. If the Seller is requested or legally required to disclose any Confidential Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer or its Affiliates may seek an appropriate protective order or waive compliance with the provisions hereof. If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, legally required to disclose any Confidential Information, the Seller may disclose the Confidential Information, but the Seller shall use reasonable efforts to obtain, at the Buyer’s or its Affiliate’s request and expense, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer or its Affiliate designates. As used in this Section 6.2, “Confidential Information” means any information concerning the businesses and affairs of the Company that is not, as of the Closing Date, already generally available to the public. Section 6.3 Public Announcements. After the Closing, the parties shall consult with each other before issuing any press release or otherwise making any public statements with

35 respect to this Agreement or the transactions contemplated hereby, and none of the parties shall issue any press release or make any public statement prior to obtaining the other parties’ written approval, which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent disclosure may be required by applicable Law or any listing agreement of any party hereto. Section 6.4 Employee Benefits. (a) The Buyer shall, and shall cause its Affiliates (including, after the Closing, the Company) to use their respective reasonable best efforts to (i) waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any employee health or other welfare benefit plan maintained by the Buyer, the Company or any of their respective Affiliates in which each Company Employee who is employed by the Company immediately prior to the Closing (each, a “Continuing Employee” (and their eligible dependents) will be eligible to participate from and after the Closing, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Employee Plan immediately prior to the Closing and (ii) provide full credit for any co-payments, deductibles and similar expenses made or incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Closing occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Continuing Employee (and his or her eligible dependents) will be eligible to participate from and after the Closing. (b) No provision of this Agreement or any Ancillary Agreement shall create any right in any employee to continued employment by any of the Company, the Buyer or any of its Affiliates, or prevent the Company, the Buyer or any of its Affiliates from terminating the employment of any employee for any reason. This Section 6.4 shall be binding upon and shall inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.4, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.4 or is intended to be, shall constitute or be construed as an amendment to or modification of any Employee Plan. No Company Employee (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement pursuant to this Section 6.4, and this Section 6.4 shall not create such rights in any such Person. Section 6.5 Directors’ and Officers’ Indemnification. (a) The Buyer agrees that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of the Company (collectively, the “Indemnitees”), as provided in the Company’s certificate of incorporation or bylaws, or in any Contract between the Company, on the one hand, and any Indemnitee, on the other hand, shall survive the Closing and shall continue in full force and effect for a period of not less than six years and that the Company will perform and discharge the obligations to provide such indemnity and exculpation after the Closing; provided, however, that all rights to indemnification and exculpation in respect of any Action arising out of or relating to matters existing or occurring at or prior to the Closing Date and asserted or made within such six-year period shall continue

36 until the final disposition of such Action. From and after the Closing, the Buyer shall not, and shall cause each of its Subsidiaries and Affiliates (including the Company) not to, amend, repeal or otherwise modify the indemnification or exculpation provisions of the Company’s certificate of incorporation or bylaws, or any Contract between the Company, on the one hand, and any Indemnitee, on the other hand, in each case as in effect at the Closing, in any manner that would adversely affect the rights to indemnification or exculpation thereunder of any Indemnitee. (b) The Buyer covenants, for itself and its Affiliates, successors and assigns, that it and they shall not institute any Action in any court or before any administrative agency or before any other tribunal against any of the current directors of the Company, in their capacity as such, with respect to any liabilities, actions or causes of action, judgments, claims or demands of any nature or description (consequential, compensatory, punitive or otherwise), in each such case to the extent resulting from their approval of this Agreement or the transactions contemplated hereby. (c) In the event Buyer, the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, Buyer shall make proper provision so that the successors and assigns of Buyer or the Company, as the case may be, shall assume the obligations set forth in this Section 6.5. (d) The provisions of this Section 6.5 shall survive the consummation of the Closing and continue for the periods specified herein. This Section 6.5 is intended to benefit the Indemnitees and any other Person or entity (and their respective heirs, successors and assigns) referenced in this Section 6.5 or indemnified hereunder, each of whom may enforce the provisions of this Section 6.5 (whether or not parties to this Agreement). Each of the Persons referenced in the immediately preceding sentence are intended to be third party beneficiaries of this Section 6.5. Section 6.6 Restrictive Covenants. The Seller agrees that until the second anniversary of the Closing, neither the Seller nor any of its controlled Affiliates shall, directly or indirectly, for its own benefit or for the benefit of any other Person: (a) solicit, induce, encourage, or attempt to solicit, induce or encourage any Continuing Employee to terminate their employment or contractual relationship with the Company or the Buyer, or otherwise interfere with such relationships in any manner; provided, however, that the foregoing will not prohibit the Seller and its Affiliates from making generalized searches for employees by the use of advertisements in the media (including trade media) that are not targeted or focused on any Continuing Employees; (b) intentionally induce or attempt to induce any customer or supplier of the Company to reduce, terminate or modify their business relationship with the Company, or otherwise knowingly interfere with such relationships for the purpose of causing such Persons to reduce, terminate or modify their business relationship with the Company; or

37 (c) (i) engage in, own, manage, operate, control or participate in any business that is engaged in the Restricted Business; (ii) provide, directly or indirectly, any services or assistance to any Person engaged in the Restricted Business; or (iii) have any ownership interest in, or be involved in the financing, management, or control of, any Person engaged in the Restricted Business, except that the Seller or its Affiliates may own, directly or indirectly, up to five percent (5%) of the outstanding shares of any publicly traded company engaged in the Restricted Business. Section 6.7 Certain Loan Payoffs. The Seller agrees that it shall, within five (5) Business Days of the Closing, payoff or otherwise extinguish certain Indebtedness it has incurred with CIT Bank on behalf of the Company that is secured by certain Company assets. The Seller shall provide, within five (5) Business Days of the payoff, proof of such payoff to the Buyer. ARTICLE VII TAX MATTERS Section 7.1 Preparation of Returns. The Seller shall prepare all Returns of the Company for the Pre-Closing Tax Periods (“Pre-Closing Tax Returns”) and any Returns with respect to which the Company is included in the U.S. federal, state or local consolidated, combined or unitary group that includes the Seller (“Seller Tax Returns”). Any Pre-Closing Tax Returns shall be prepared in a manner consistent with past practice, (except as otherwise required by applicable Law), and the Seller shall provide or cause to be provided any such Pre-Closing Tax Return to the Buyer at least 30 days prior to the due date of such Pre-Closing Tax Return (after applicable extensions) for the Buyer’s review and comment. The Seller shall consider in good faith any comments timely received from the Buyer with respect to any Pre-Closing Tax Returns. The Buyer shall file or cause to be filed any Pre-Closing Tax Return prepared as provided in this Section 7.1. The Buyer shall prepare and file (or cause the Company to prepare and file) all Returns of the Company (including Returns for Straddle Periods) that are filed on or after the Closing Date, other than Pre-Closing Tax Returns and Seller Tax Returns; it being understood that all Taxes shown as due and payable on such Returns shall be the responsibility of the Buyer, except for such Taxes which are the responsibility of the Seller pursuant to Section 8.2(c), which the Seller shall pay in accordance with the provisions of Article VIII. Any Return prepared and filed by Buyer under this subparagraph (b) that relates to a Straddle Period shall be prepared in a manner consistent with prior practice to the extent permitted by applicable Law. To the extent that the Seller could be responsible for any Taxes with respect to periods covered by any such Return (including Returns for Straddle Periods), the Buyer shall (i) provide a copy of any such Return prepared by it pursuant to this Section 7.1 to the Seller at least 30 days prior to filing such Return for its review and comment, and (ii) not file any such Return without the prior written consent of the Seller (such consent not to be unreasonably withheld, conditioned, or delayed). For avoidance of doubt and notwithstanding anything to the contrary herein, the Buyer shall not be entitled to receive a copy of, review or comment on, or consent to any amendment of, any Seller Tax Returns. Section 7.2 Tax Cooperation and Exchange of Information. The Seller and the Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other (and the Buyer shall cause the Company to provide such cooperation and information) in filing any Return, amended Return or claim for refund, determining a liability for

38 Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Returns or portions thereof, together with related work papers and documents relating to rulings or other determinations by taxing authorities. The Seller and the Buyer shall make themselves (and the Buyer shall make its employees) reasonably available on a mutually convenient basis to provide explanations of any documents or information provided under this Section 7.2. Any information obtained under this Section 7.2 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Returns or claims for refund or in conducting an audit or other proceeding. Section 7.3 Conveyance Taxes. The Buyer shall pay any and all Conveyance Taxes that may be imposed upon, or payable or collectible or incurred in connection with this Agreement and the transactions contemplated hereby. The party legally required to file any Return with respect to such Conveyance Taxes shall file such Return, and the parties shall cooperate in the execution and delivery of all instruments and certificates necessary to file such Returns or mitigate the imposition of such Taxes. Section 7.4 Post-Closing Tax Actions. Without the prior written consent of the Seller, the Buyer shall not, and shall not permit any of its Affiliates (including, after the Closing, the Company), to: (a) amend or refile any Return of the Company; (b) make, change or revoke any Tax election with respect to the Company with retroactive effect to any Pre-Closing Tax Period; (c) file any Tax Return of the Company for any Pre-Closing Tax Period in a jurisdiction in which the Company did not previously file a Tax Return; (d) agree to the waiver or any extension of the statute of limitations relating to any Taxes of the Company for any Pre-Closing Tax Period; (e) file or enter into any voluntary disclosure agreement or similar compliance program with respect to any Taxes or Returns of the Company with respect to a Pre-Closing Tax Period. Section 7.5 Tax Refunds. The Buyer shall cause the Company to pay to the Seller, promptly upon receipt thereof, any and all refunds of Taxes (including interest thereon (if any) received from any Governmental Authority with respect to such refund) received on or after the Closing Date with respect to, or attributable to any Pre-Closing Tax Period. Section 7.6 Tax Treatment of Certain Payments. All amounts paid pursuant to Section 2.3 or Article VIII shall, to the extent permitted by Law, be treated for all purposes as adjustments to the cash proceeds received by the Seller in the transaction contemplated by this Agreement. Section 7.7 Transaction Tax Deductions. To the extent permitted under applicable Law, the Parties shall treat any Transaction Tax Deductions as deductible in a Pre-Closing Tax Period (including the portion of any Straddle Period ending on the Closing Date) and shall not apply the “next day rule” under Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) to such Transaction Tax Deductions. Section 7.8 VDAs. Notwithstanding any other provision of this Agreement, the Seller shall be solely responsible for the conclusion and resolution of all Voluntary Disclosure Agreements (“VDAs”) initiated or in process as of the Closing Date. The Seller shall bear all costs, expenses, and liabilities associated with such VDAs, including any Taxes, penalties, or

39 interest arising from the Pre-Closing Tax Period. The Seller shall use commercially reasonable efforts to finalize all VDAs as soon as practicable and shall keep the Buyer informed of the status of each VDA until its conclusion. Section 7.9 Controversies. (a) The Buyer shall notify the Seller in writing within ten (10) days of the receipt by the Buyer or the Company of written notice of any inquiries, audits, examinations, assessments or other proceedings from any Governmental Authority with respect to Taxes of the Company for which the Seller would be required to indemnify any Buyer Indemnified Party pursuant to this Agreement (any such inquiry, audit, examination, assessment or similar event, a “Tax Matter”). The Seller may, at its own expense, participate in and, upon notice to the Buyer, assume the defense of any such Tax Matter relating to Pre-Closing Tax Period. If the Seller assumes such defense, the Seller shall have the authority, with respect to such Tax Matter, to represent the interests of the Company before the relevant Governmental Authority and shall have the right to control the defense, compromise or otherwise resolve any such Tax Matter subject to the limitations contained herein, including responding to inquiries, and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, such Tax Matter. The Buyer has the right (but not the duty) to participate in the defense of such Tax Matter and to employ counsel, at its own expense, separate from the counsel employed by the Seller. The Seller shall not enter into any settlement of or otherwise compromise any such Tax Matter to the extent that it adversely affects or may adversely affect the Tax liability of the Buyer, the Company or any Affiliate of any of the foregoing for any Tax Period ending on or after the Closing Date, including any Straddle Period, without the prior written consent of the Buyer (not to be unreasonably withheld, conditioned or delayed). The Seller shall keep the Buyer fully and timely informed with respect to the commencement, status and nature of any such Tax Matter, and will, in good faith, allow the Buyer or the Buyer's counsel to consult with the Seller regarding the conduct of or positions taken in any such proceeding and to be present at any meetings or proceedings with the relevant Governmental Authority. If the Seller declines to control any such Tax Matter, then the provisions of Section 7.9(b) shall apply to such Tax Matter mutatis mutandis. (b) The Buyer has the right to represent the interests of the Company before the relevant Governmental Authority with respect to any inquiry, audit, examination, assessment or proceeding relating to a Straddle Period and any Tax Matter not controlled by the Seller pursuant to Section 7.9(a) (a “Straddle Period Tax Matter”) and has the right to control the defense, compromise or other resolution of any such Straddle Period Tax Matter, including responding to inquiries, filing Tax Returns and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, such Straddle Period Tax Matter. If the Seller would be required to indemnify any Buyer Indemnified Party pursuant to this Agreement with respect to such Straddle Period Tax Matter then (i) the Seller shall have the right (but not the duty) to participate in the defense of such Straddle Period Tax Matter and to employ counsel, at the Seller's own expense, separate from counsel employed by the Buyer, (ii) the Buyer shall not enter into any settlement of or otherwise compromise any such Straddle Period Tax Matter to the extent that it adversely affects the Tax liability of the Seller or results in an indemnity obligation under this Agreement without the prior written consent of the Seller, which consent shall not be unreasonably withheld,

40 conditioned or delayed, and (iii) the Buyer shall keep the Seller informed with respect to the commencement, status and nature of any such Straddle Period Tax Matter, and will, in good faith, allow the Seller or the Seller's counsel to consult with the Buyer or its counsel regarding the conduct of or positions taken in any such proceeding and to be present at any meetings or proceedings with the relevant Taxing Authority. Section 7.10 Conflicts. In the case of any conflict between Article VIII and this Article VII with respect to Tax matters, this Article VII shall control. ARTICLE VIII INDEMNIFICATION Section 8.1 Survival of Representations, Warranties and Covenants. (a) The representations and warranties of the Seller contained in Article III and Article IV, and the representations and warranties of the Buyer contained in Article V, respectively, shall survive the Closing for a period of 24 months after the Closing Date; provided, however, that: (i) the representations and warranties set forth in Sections 3.1, 3.2(a)(i) and (ii), 3.3, 3.4, 4.1(a), 4.2, 4.3(a)(i) and (ii), 4.4, 4.5 and 4.22 (collectively, the “Seller Fundamental Representations”) and Sections 5.1, 5.2, 5.3(a)(i) and (ii) and 5.5 shall survive indefinitely; and (ii) the representations and warranties set forth in Section 4.15 (Tax Matters) shall survive until the close of business on the 30th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof); and (iii) the representations and warranties set forth in Section 4.16 (Environmental Matters) shall survive for a period of four (4) years following the Closing Date, or for the duration of any applicable statute of limitations under Michigan law, whichever is longer. (b) The covenants and agreements of the Seller, the Company and the Buyer contained in this Agreement shall survive the Closing in accordance with their respective terms. (c) The survival periods set forth in Sections 8.1(a) and (b) are in lieu of, and the parties expressly waive, any otherwise applicable statute of limitations, whether arising at law or in equity. Any claim for breach of representation or warranty hereunder shall be deemed to have accrued as of the Closing. No claim for breach of any representation, warranty, covenant or agreement may be brought after expiration of the survival periods set forth in Sections 8.1(a) and (b). Section 8.2 Indemnification by the Seller. Subject to the limitations set forth in this Article IX, from and after the Closing, the Seller shall indemnify and hold harmless the Buyer, its Affiliates, and its and their respective officers, directors, employees and agents (collectively, the “Buyer Indemnified Parties”) from and against any losses, liabilities, damages and expenses

41 (hereinafter collectively, “Losses”) actually incurred by a Buyer Indemnified Party to the extent arising out of or resulting from: (a) any breach of any representation or warranty made by the Seller contained in Article III or Article IV (other than any Seller Fundamental Representation); (b) any breach of any Seller Fundamental Representation contained in Article III or Article IV; (c) Pre-Closing Taxes; (d) any breach of any covenant or agreement of the Seller contained in this Agreement, or any breach of any covenant or agreement of the Company contained in this Agreement requiring performance by the Company before the Closing; (e) any Closing Transaction Expenses or Closing Indebtedness that were not paid at or prior to the Closing or included in the calculation of the Net Adjustment Amount as finally determined pursuant to Section 2.3; or (f) the matters set forth on Schedule 8.2(f). Section 8.3 Indemnification by the Buyer. Subject to the limitations set forth in this Article IX, from and after the Closing, the Buyer shall indemnify and hold harmless the Seller, its Affiliates, and its and their respective officers, directors, employees and agents (collectively, the “Seller Indemnified Parties”) from and against any Losses actually incurred by a Seller Indemnified Party to the extent arising out of or resulting from: (a) any breach of any representation or warranty made by the Buyer contained in Article V; (b) any breach of any covenant or agreement of the Buyer contained in this Agreement, or any beach of any covenant or agreement of the Company contained in this Agreement requiring performance by the Company after the Closing; or (c) any claim or cause of action by any Person arising before or after the Closing against any Seller Indemnified Party with respect to the operations of the Company, except for claims or causes of action with respect to which the Seller is obligated to indemnify the Buyer Indemnified Parties pursuant to Section 8.2. Section 8.4 Procedures. (a) In order for a Buyer Indemnified Party or Seller Indemnified Party (the “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement as a result of a Loss or a claim or demand made by any Person against the Indemnified Party (a “Third Party Claim”), such Indemnified Party shall deliver notice thereof to the party against whom indemnity is sought (the “Indemnifying Party”) promptly after receipt by such Indemnified Party of written notice of the Third Party Claim, describing in reasonable detail (i) the facts giving rise to the claim for indemnification hereunder, (ii) the amount or method of

42 computation of the amount of such claim, (iii) each individual item of Loss included in the amount so stated, to the extent known, (iv) the date such item was paid or properly accrued, and (v) the nature of the breach of representation, warranty, covenant or agreement with respect to which such Indemnified Party claims to be entitled to indemnification hereunder (all of the foregoing, the “Claim Information”), and shall provide any other information with respect thereto as the Indemnifying Party may reasonably request. The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is prejudiced by such failure. (b) The Indemnifying Party shall have the right, upon written notice to the Indemnified Party within 30 days of receipt of notice from the Indemnified Party of the commencement of such Third Party Claim, to assume the defense thereof at the expense of the Indemnifying Party with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. If the Indemnifying Party assumes the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party; provided, that if in the reasonable opinion of counsel for the Indemnified Party, there is a conflict of interest between the Indemnified Party and the Indemnifying Party, the Indemnifying Party shall be responsible for the reasonable fees and expenses of one counsel to such Indemnified Party in connection with such defense. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of such Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, and which releases the Indemnified Party completely in connection with such Third Party Claim; provided, that such settlement, compromise or discharge (i) does not impose any equitable or other non- monetary remedies or obligations on the Indemnified Party but involves solely the payment of money damages for which the Indemnified Party will be indemnified hereunder and (ii) does not involve a finding or admission of wrongdoing or any violation of Law or any violation of the rights of any Person by the Indemnified Party. Regardless of whether the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, or offer to settle, compromise or discharge, such Third Party Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld). (c) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim containing the Claim Information promptly to the Indemnifying Party, and shall provide any other information with respect thereto as the Indemnifying Party may reasonably request. The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is materially prejudiced by such failure. The Indemnified Party shall reasonably cooperate

43 and assist the Indemnifying Party in determining the validity of any claim for indemnity by the Indemnified Party and in otherwise resolving such matters. Such assistance and cooperation shall include providing reasonable access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters. For the avoidance of doubt, the Indemnified Party shall not be entitled to commence any Action against the Indemnifying Party for indemnification pursuant to this Section 8.4(c) unless the notice and procedural provisions set forth herein shall have been satisfied prior thereto. Section 8.5 Limits on Indemnification. (a) Notwithstanding anything to the contrary contained in this Agreement: (i) the maximum aggregate amount of indemnifiable Losses that may be recovered from the Seller by Buyer Indemnified Parties pursuant to Section 8.2(a) shall be the Indemnity Escrow Amount; provided, however, that the limitation set forth in this Section 8.5(a)(i) shall not apply to any losses incurred by any Buyer Indemnified Party to the extent arising out of or resulting from Fraud; (ii) the Seller shall not be liable to any Buyer Indemnified Party for any claim for indemnification pursuant to Section 8.2(a) if such claim is, individually, less than $10,000 (“De Minimis Claims”), and until the aggregate amount of indemnifiable Losses, including, for purposes of calculating whether the Basket Amount has been met, any De Minimis Claims, that may be recovered from the Seller pursuant to Section 8.2(a) equals or exceeds $50,000 (the “Basket Amount”), in which case the Seller shall be liable for all Losses that are not the result of De Minimis Claims starting at $1.00; provided, however, that the limitations set forth in this Section 8.5(a)(ii) shall not apply to any losses incurred by any Buyer Indemnified Party to the extent arising out of or resulting from Fraud; (iii) notwithstanding anything to the contrary set forth herein, the maximum aggregate liability of the Seller under this Article VIII shall be limited to an amount equal to the Purchase Price; (iv) the Seller shall not be obligated to indemnify any Buyer Indemnified Party with respect to any Loss to the extent that a specific accrual or reserve for the amount of such Loss was reflected on the Interim Financial Statements or the notes thereto; (v) the Seller shall not be obligated to indemnify any Buyer Indemnified Party with respect to any Loss to the extent that the amount of such Loss was included as a current liability in Closing Net Working Capital, as finally determined pursuant to Section 2.3; (vi) the Seller shall not be obligated to indemnify any Buyer Indemnified Party with respect to any Loss to the extent that such matter was included in Indebtedness or Transaction Expenses in the calculation of the adjustment of the Purchase Price, if any, as finally determined pursuant to Section 2.3;

44 (vii) no party hereto shall not have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including business interruption, diminution of value, loss of future revenue, profits or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement and, in particular, no “multiple of profits” or “multiple of cash flow” or other valuation methodology will be used in calculating the amount of any Losses, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise; (viii) no party shall have a right to make a claim for any Loss for contingent or inchoate claims and may claim only for a Loss that has, in fact, been paid or incurred; and (ix) any indemnity provided hereunder by the Seller shall be applied so as to avoid any double counting and no Buyer Indemnified Party shall be entitled to obtain indemnification more than once for the same Losses pursuant to this Agreement or any Ancillary Agreement. (b) The amount of any and all indemnifiable Losses under this Article VIII shall be determined net of (i) any cash Tax benefit actually received or realized by the Buyer or any of its Affiliates (including, after the Closing, the Company), including any cash refund or any reduction of, or credit against, the Buyer’s or such Affiliate’s cash Tax liabilities, in connection with the accrual, incurrence or payment of such Losses, and (ii) any insurance or contractual or other indemnity (net of any collection costs and Taxes arising as a result of such recovery) available to any Buyer Indemnified Party in connection with the facts giving rise to the right of indemnification (each, an “Alternative Recovery”). Any Buyer Indemnified Party making a claim for indemnification with respect to a particular matter will use commercially reasonable efforts to seek recovery under all such applicable Alternative Recoveries with respect to any Loss. If an indemnification payment is received by a Buyer Indemnified Party, and any Buyer Indemnified Party later receives any Alternative Recovery in respect of the related Losses, the Buyer shall promptly pay to the Seller a sum equal to the lesser of (x) the actual amount of the Alternative Recovery (net of any collection costs, increased insurance premiums and Taxes arising as a result of such recovery) or (y) the actual amount of the indemnification payment previously paid by the Seller with respect to such Losses. (c) The Buyer and the Seller shall cooperate with each other with respect to resolving any claim, liability or Loss for which indemnification may be required hereunder, including by taking, or causing the applicable Indemnified Party to take, all reasonable efforts to mitigate any such claim, liability or Loss. In the event that the Buyer or the Seller shall fail to take such reasonable efforts, then notwithstanding anything else to the contrary contained herein, the other party shall not be required to indemnify any Person for any claim, liability or Loss that could reasonably be expected to have been avoided if such efforts had been made. Section 8.6 Order of Recovery. Subject to the limitations set forth in this Article VIII, the Buyer Indemnified Parties’ right to indemnification pursuant to Section 8.2 shall be satisfied as follows:

45 (a) first, to the extent there are funds available in the Indemnity Escrow Account, from the Indemnity Escrow Funds; and (b) second, solely with respect to indemnifiable Losses pursuant to Section 8.2(b), (c), (d), or (e), from the Seller. For the avoidance of doubt, the Indemnity Escrow Funds shall be the sole source of recovery available to the Buyer Indemnified Parties with respect to any indemnifiable Losses under Section 8.2(a), and no Buyer Indemnified Party shall be entitled to seek any recovery directly from the Seller in respect of any such Losses, other than in the event of Fraud. Section 8.7 Assignment of Claims. If any Buyer Indemnified Party receives any payment from the Seller in respect of any Losses pursuant to Section 8.2 and the Buyer Indemnified Party could have recovered all or a part of such Losses from a third party (a “Potential Contributor”) based on the underlying claim asserted against the Seller, the Buyer Indemnified Party shall assign, as a condition to receipt of any payments hereunder, on a non- recourse basis and without any representation or warranty, such of its rights to proceed against the Potential Contributor as are necessary to permit the Seller to recover from the Potential Contributor the amount of such payment. If any such assignment would afford the Potential Contributor any defense to the payment of the same, such assignment shall not take place and the Buyer Indemnified Party will, at the Seller’s direction and expense, take all reasonable actions to seek to recover such claim from such Potential Contributor. Any payment received in respect of such claim against the Potential Contributor (whether by the Seller or the relevant Buyer Indemnified Party as provided in the immediately preceding sentence) shall be distributed, (a) first, to the Buyer Indemnified Party in the amount of any deductible or similar amount required to be paid by the Buyer Indemnified Party prior to the Seller being required to make any payment to the Buyer Indemnified Party plus, in the case of any claim by a Buyer Indemnified Party as provided in the immediately preceding sentence, the costs and expenses incurred in investigating, prosecuting, defending or otherwise addressing such claim, (b) second, to the Seller, in an amount equal to the aggregate payments made by the Seller to the Buyer Indemnified Party in respect of such claim, plus the costs and expenses incurred in investigating, prosecuting, defending or otherwise addressing such claim and (c) the balance, if any, to the Buyer Indemnified Party. Section 8.8 Release of Indemnity Escrow Funds. On the date that is the second Business Day following the date that is 12 months from the Closing Date, the Buyer and the Seller shall jointly instruct the Escrow Agent in writing to immediately release as promptly as practicable to the Seller 50% of the Indemnity Escrow Amount by wire transfer of immediately available funds to an account designated in writing by the Seller. On the date that is the second Business Day following the date that is 24 months from the Closing Date, the Buyer and the Seller shall jointly instruct the Escrow Agent in writing to immediately release as promptly as practicable to the Seller the remaining Indemnity Escrow Funds, less the amount reasonably necessary to satisfy all outstanding claims for which Claim Information has been timely delivered to the Seller pursuant to this Article VIII, by wire transfer of immediately available funds to an account designated in writing by the Seller. The Buyer and the Seller shall cause the Escrow Agent to disburse any Indemnity Escrow Funds not released pursuant to the preceding

46 sentence due to any such pending claim to the applicable Buyer Indemnified Party or the Seller, as applicable, promptly upon the resolution of any such pending claim. Section 8.9 Exclusivity. This Article VIII constitutes the sole and exclusive remedy from and after the Closing for the recovery of Losses arising out of or relating to this Agreement, except (a) as set forth in Section 2.3, (b) with respect to Fraud and (c) nothing herein shall restrict the ability of any party to seek specific performance or injunctive relief in respect of a breach by any other party of any covenant set forth herein, in accordance with Section 9.12. ARTICLE IX GENERAL PROVISIONS Section 9.1 Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses; provided, however, that Transaction Expenses shall be paid as provided in this Agreement. Section 9.2 Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party. Section 9.3 Waiver; Extension. The Seller, on the one hand, and the Buyer, on behalf of itself and the Company, on the other hand, may (a) extend the time for performance of any of the obligations or other acts of the other party contained herein, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered by such party pursuant hereto, or (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in a written agreement signed on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party. Section 9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e-mail or otherwise (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto), (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

47 (i) if to the Seller, to: BioLife Solutions, Inc. 3303 Monte Villa Parkway, Suite 310 Bothell, Washington 98021 Attention: Chief Financial Officer E-mail: twichterman@biolifesolutions.com with a copy (which shall not constitute notice) to: K&L Gates LLP 1 Park Plaza, Twelfth Floor Irvine, California 92614 Attention: Michael A. Hedge; Jason C. Dreibelbis E-mail: michael.hedge@klgates.com; jason.dreibelbis@klgates.com (ii) if to the Buyer or the Company, to: Standex International Corporation 23 Keewaydin Drive, Suite 300 Salem, New Hampshire 03079 Attention: Legal Department E-mail: legalnotices@standex.com Section 9.5 Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All provisions herein qualified by the term “domestic” or “foreign” shall be construed on the basis that the United States is the relevant domestic country. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such non-Business Day. Unless the context requires otherwise (a) any definition of or reference or citation to any Law, agreement, instrument or other document herein shall be construed as referring or citing to such Law, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, including by succession of comparable successor Laws, and to the rules and regulations promulgated thereunder, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be

48 construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, (f) all accounting terms not specifically defined herein shall be construed in accordance with GAAP, (g) the word “or” shall not be exclusive, (h) the phrase “to the extent” shall mean the degree to which a subject or other item extends and shall not simply mean “if,” (i) the phrases “provided,” “delivered” or “made available” or words of similar import, when used in this Agreement, shall mean that the information has been posted in the “data room” (virtual) hosted by Deal Room and established by the Seller or its Representatives and to which the Buyer, its Affiliates and their respective Representatives have had access prior to the execution of this Agreement and (j) “ordinary course of business” or “consistent with past practice” (or phrases of similar import), when used in this Agreement, shall be deemed to include actions taken by the Company in response to COVID-19 or COVID-19 Measures. Section 9.6 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the Ancillary Agreements constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof. Neither this Agreement nor any Ancillary Agreement shall be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any party with respect to the transactions contemplated hereby or thereby other than those expressly set forth herein or therein or in any document required to be delivered hereunder or thereunder, including, without limitation, any implied covenants regarding noncompetition or nonsolicitation, and none shall be deemed to exist or be inferred with respect to the subject matter hereof. Notwithstanding any oral agreement or course of conduct of the parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties. Section 9.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except with respect to the provisions of Section 6.5 and Article VIII, which shall inure to the benefit of the Persons benefiting therefrom who are intended to be third party beneficiaries thereof. Section 9.8 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

49 Section 9.9 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its successors or assigns against the other party shall be brought and determined in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Section 9.10 Disclosure Generally. Notwithstanding anything to the contrary contained in the Disclosure Schedules or in this Agreement, the information and disclosures contained in any Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Disclosure Schedule as though fully set forth in such Disclosure Schedule for which applicability of such information and disclosure is reasonably apparent on its face. The fact that any item of information is disclosed in any Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement. Section 9.11 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that the Buyer may assign this Agreement to any Subsidiary of the Buyer without the prior consent of the Seller; provided further, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

50 Section 9.12 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any state or federal court located in the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief. Section 9.13 Currency. All references to “dollars” or “$” or “US$” in this Agreement or any Ancillary Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement and any Ancillary Agreement. Section 9.14 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. Section 9.15 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED INSTRUMENTS. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 9.15. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 9.15 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. Section 9.16 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

51 Section 9.17 Electronic, Facsimile or .pdf Signature. This Agreement may be executed by electronic, facsimile or .pdf signature and an electronic, facsimile or .pdf signature shall constitute an original for all purposes. Section 9.18 Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement. Section 9.19 Legal Representation. (a) The Buyer, on behalf of itself and its Affiliates (including, after the Closing, the Company) acknowledges and agrees that K&L Gates LLP (“K&L Gates”) has acted as counsel for the Seller and the Company in connection with this Agreement and the transactions contemplated hereby (the “Acquisition Engagement”), and in connection with this Agreement and the transactions contemplated hereby, K&L Gates has not acted as counsel for any other Person, including the Buyer. (b) Only the Seller, the Company and their respective Affiliates shall be considered clients of K&L Gates in the Acquisition Engagement. The Buyer, on behalf of itself and its Affiliates (including after the Closing, the Company) acknowledges and agrees that all confidential communications between the Seller, the Company and their respective Affiliates, on the one hand, and K&L Gates, on the other hand, in the course of the Acquisition Engagement, and any attendant attorney-client privilege, attorney work product protection, and expectation of client confidentiality applicable thereto, shall be deemed to belong solely to the Seller and its Affiliates (other than the Company), and not the Company, and shall not pass to or be claimed, held, or used by the Buyer or the Company upon or after the Closing. Accordingly, the Buyer shall not have access to any such communications, or to the files of K&L Gates relating to the Acquisition Engagement. Without limiting the generality of the foregoing, upon and after the Closing, (i) to the extent that files of K&L Gates in respect of the Acquisition Engagement constitute property of the client, only the Seller and its Affiliates shall hold such property rights and (ii) K&L Gates shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to the Company or the Buyer by reason of any attorney-client relationship between K&L Gates and the Company or otherwise; provided, however, that notwithstanding the foregoing, K&L Gates shall not disclose any such attorney-client communications or files to any third parties (other than representatives, accountants and advisors of the Seller and its Affiliates; provided that such representatives, accounts and advisors are instructed to maintain the confidence of such attorney-client communications). The Buyer, on behalf of itself and its Affiliates (including after the Closing, the Company) irrevocably waives any right it may have to discover or obtain information or documentation relating to the Acquisition Engagement, to the extent that such information or documentation was subject to an attorney-client privilege, work product protection or other expectation of confidentiality owed to the Seller and/or its Affiliates. If and to the extent that, at any time subsequent to Closing, the Buyer or any of its Affiliates (including after the Closing, the Company) shall have the right to assert or waive any attorney-client privilege with respect to any communication between the Company or its Affiliates and any Person representing them that occurred at any time prior to the Closing, the Buyer, on behalf of itself and its Affiliates (including after the Closing, the Company) shall be entitled to waive such privilege only with the prior written consent of the Seller (such consent not to be unreasonably withheld).

52 (c) The Buyer, on behalf of itself and its Affiliates (including after the Closing, the Company) expressly (i) consents to K&L Gates’ representation of the Seller and/or its Affiliates and/or any of their respective agents (if any of the foregoing Persons so desire) in any matter, including, without limitation, any post-Closing matter in which the interests of the Buyer and the Company, on the one hand, and the Seller or any of its Affiliates, on the other hand, are adverse, including any matter relating to the transactions contemplated by this Agreement, and whether or not such matter is one in which K&L Gates may have previously advised the Seller, the Company or their respective Affiliates and (ii) consents to the disclosure by K&L Gates to the Seller or its Affiliates of any information learned by K&L Gates in the course of its representation of the Seller, the Company or their respective Affiliates, whether or not such information is subject to attorney-client privilege, attorney work product protection, or K&L Gates’ duty of confidentiality. (d) The Buyer, on behalf of itself and its Affiliates (including after the Closing, the Company) further covenants and agrees that each shall not assert any claim against K&L Gates in respect of legal services provided to the Company or its Affiliates by K&L Gates in connection with this Agreement or the transactions contemplated hereby. (e) From and after the Closing, the Company shall cease to have any attorney- client relationship with K&L Gates, unless and to the extent K&L Gates is expressly engaged in writing by the Company to represent the Company after the Closing and either (i) such engagement involves no conflict of interest with respect to the Seller and/or any of its Affiliates or (ii) the Seller and/or any such Affiliate, as applicable, consents in writing to such engagement. Any such representation of the Company by K&L Gates after the Closing shall not affect the foregoing provisions hereof. Furthermore, K&L Gates, in its sole discretion, shall be permitted to withdraw from representing the Company in order to represent or continue so representing the Seller. (f) The Seller, the Company and the Buyer consent to the arrangements in this Section 9.19 and waive any actual or potential conflict of interest that may be involved in connection with any representation by K&L Gates permitted hereunder. Section 9.20 No Presumption Against Drafting Party. Each of the Buyer, the Seller and the Company acknowledges that each party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. Section 9.21 Prevailing Party. If there shall occur any dispute or proceeding among the parties relating to this Agreement or the transactions contemplated hereby, the non-prevailing party shall pay all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) of the prevailing party.

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT IN WITNESS WHEREOF, the Seller, the Company and the Buyer have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. BIOLIFE SOLUTIONS, INC. By: _______________________________________ Name: Roderick de Greef Title: Chief Executive Officer ARCTIC SOLUTIONS, INC. By: _______________________________________ Name: Roderick de Greef Title: President STANDEX INTERNATIONAL CORPORATION By: _______________________________________ Name: Alan J. Glass Title: Chief Legal Officer, Vice President & Secretary